UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

UNIQURE N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

+1-339-970-7000

May 21, 2020

Dear Shareholder:

On behalf of the Board of Directors of uniQure N.V. (the “Company”), I invite you to attend our 2020 Annual General Meeting of Shareholders  on June 17, 2020, at 2:30 p.m., Central European Summer Time (the “2020 Annual Meeting”).  The 2020 Annual Meeting will be held over the Internet via live audio webcast at http://www.uniqure.com/investors-newsroom/overview.php or, for those who wish to attend in person, at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

The matters to be voted upon at the 2020 Annual Meeting are listed in the Notice of Annual General Meeting of Shareholders and are more fully described in the proxy statement accompanying this letter (the “Proxy Statement”).

At the 2020 Annual Meeting, whether you attend in person or over the Internet via live audio webcast, you will be provided an opportunity to ask questions regarding the items on the agenda and gain an up-to-date perspective on the Company and its activities.

We have opted to provide our materials in connection with the 2020 Annual Meeting pursuant to the full set delivery option. Under the full set delivery option, a company delivers all proxy materials to its shareholders. Accordingly, you are receiving our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include the Notice of Annual General Meeting of Shareholders, the Proxy Statement, the proxy card and the Annual Report on Form 10-K. These materials are available free of charge at http://www.edocumentview.com/QURE. Further instructions for accessing the proxy materials and voting are described in the Notice of Annual General Meeting of Shareholders and the Proxy Statement.  Your vote is very important.  Whether or not you plan to attend the 2020 Annual Meeting, whether in person or over the Internet via live audio webcast, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold.  If you are a shareholder of record, you may vote over the Internet, by telephone or by completing, signing, dating and mailing the accompanying proxy card in the return envelope. If you mail the proxy card within the United States, no additional postage is required. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote personally during the 2020 Annual Meeting if you attend in person, provided that, if you intend to attend the 2020 Annual Meeting in person or over the Internet via live audio webcast, you must notify the Company of your intention no later than June 16, 2020.  If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or other nominee includes instructions and a toll-free telephone number or Internet website to do so.  In any event, to be sure that your vote will be received in time (and no later than 6:00 p.m. Central European Summer Time on June 16, 2020), please cast your vote by your choice of available means at your earliest convenience.

Although our 2020 Annual Meeting is held in person, it may not be possible for many of our shareholders, directors, employees and agents to attend this year’s meeting by traditional means due to the quickly evolving situation with COVID-19 around the globe.  Therefore, we will be providing the ability, for those who would like to attend the meeting but cannot or do not want to do so in person, to attend the meeting via a virtual meeting function. In particular, your attention is drawn to the proxy voting methods set out in the Proxy Statement and the ability to vote by Internet, telephone or mail and to ask questions through the Internet in advance of and during the 2020 Annual Meeting, which ensure that shareholders can participate in the 2020 Annual Meeting remotely instead of attending in person.

Thank you for your continuing interest in the Company. We look forward to you attending the 2020 Annual Meeting.

If you have any questions about the Proxy Statement, please contact investor relations at investors@uniQure.com.

Sincerely,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer, Chief Financial Officer and Executive Director

uniQure N.V.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 17, 2020

To the Shareholders of uniQure N.V.:

Notice is hereby given that the 2020 Annual General Meeting of Shareholders (the “2020 Annual Meeting”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure,” and “we”), will be held on June 17, 2020, at 2:30 p.m., Central European Summer Time, in-person at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands and over the Internet via live audio webcast for the following purposes:

I.	Opening and announcements
II.	Report on the financial year 2019 (for discussion only)
III.	Explanation of the application of the remuneration policy (for discussion only)
IV.	Adoption of the 2019 Dutch statutory annual accounts and treatment of the results (Voting Proposal No. 1)
V.	Discharge of liability of the members of the Board of Directors (the “Board”) (Voting Proposal No. 2)
VI.

Board Appointment:

a)             reappointment of Madhavan Balachandran as non-executive director (Voting Proposal No. 3);

b)             reappointment of Jack Kaye as non-executive director (Voting Proposal No. 4);

c)              reappointment of Jeremy Springhorn as non-executive director (Voting Proposal No. 5);

d)             appointment of Leonard Post as non-executive director (Voting Proposal No. 6);

VII.	Renew the designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares (Voting Proposal No. 7)
VIII.	Reauthorize the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares (Voting Proposal No. 8)
IX.	Reauthorize the Board to repurchase Ordinary Shares (Voting Proposal No. 9)
X.	Appointment of KPMG Accountants N.V. as external auditors of the Company for the financial year 2020 (Voting Proposal No. 10)
XI.	To approve, on an advisory basis, the compensation of the named executive officers of the Company (Voting Proposal No. 11)
XII.	Any other business
XIII.	Closing of the meeting

Our Board of Directors (our “Board”) recommends that you vote “FOR” each of the voting proposals noted above.

A number of the agenda items are presented to the 2020 Annual Meeting because our Company is organized under the laws of the Netherlands. Several matters that are within the authority of the Board under the corporate laws of most U.S. states require shareholder approval under Dutch law. Additionally, Dutch corporate governance provisions require certain discussion topics for an annual general meeting of shareholders upon which shareholders do not vote.

The Board has fixed the close of business Eastern Time on May 20, 2020 as the record date and, therefore, only the Company’s shareholders of record at the close of business Eastern Time on May 20, 2020 are entitled to receive this notice (this “Notice”) and to vote at the 2020 Annual Meeting and any adjournment thereof.

Only shareholders who have given notice in writing to the Company by June 16, 2020 of their intention to attend the 2020 Annual Meeting in person or over the Internet via live audio webcast are entitled to so attend the 2020 Annual Meeting. The conditions for attendance at the 2020 Annual Meeting are as follows:

1.                                      Shareholders of record (“Registered Shareholders”) must (i) notify the Company of their intention to attend the 2020 Annual Meeting in person or over the Internet via live audio webcast by submitting their name and the number of registered shares held by them through the Company’s email address at investors@uniQure.com no later than June 16, 2020 and (ii) for in-person attendance provide a form of personal picture identification at the 2020 Annual Meeting; and

2.                                      Holders of shares held in street name (“Beneficial Holders”) must have their financial intermediary, agent or broker with whom the shares are on deposit issue a proxy to them that confirms they are authorized to take part in and vote at the 2020 Annual Meeting. These Beneficial Holders must (i) notify the Company of their intention to attend the 2020 Annual Meeting in person or over the Internet via live audio webcast by submitting their name and the number of shares beneficially owned by them through the Company’s email address at investors@uniQure.com no later than June 16, 2020, (ii) for in-person attendance provide an account statement or a letter from the record holder indicating that they owned the shares as of the record date at the 2020 Annual Meeting, (iii) for in-person attendance provide the proxy issued to them by their financial intermediary, agent or broker at the 2020 Annual Meeting and (iv) for in-person attendance provide a form of personal picture identification at the 2020 Annual Meeting.

A proxy statement more fully describing the matters to be considered at the 2020 Annual Meeting (the “Proxy Statement”) is attached to this Notice.  Copies of our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report on Form 10-K”), including our financial statements and notes thereto, as filed with the Securities and Exchange Commission, accompany this Notice, but are not deemed to be part of the Proxy Statement.

We have opted to provide our materials in connection with the 2020 Annual Meeting pursuant to the full set delivery option. Under the full set delivery option, a company delivers all proxy materials to its shareholders. This delivery can be by mail or, if a shareholder has previously agreed, by e-mail. Accordingly, you are receiving our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include this Notice, the Proxy Statement, the proxy card and the Annual Report on Form 10-K. In addition to delivering proxy materials to shareholders, a company must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. These materials are available free of charge at http://www.edocumentview.com/QURE.

Our 2019 Dutch statutory annual accounts are available on our website at www.uniqure.com.

The 2020 Annual Meeting is an important event in the Company’s corporate calendar and provides an opportunity to engage with shareholders and for shareholders to pass the necessary resolutions for the conduct of the business and affairs of the Company. In light of the evolving coronavirus (COVID-19) pandemic and public health concerns, the Board is closely monitoring how matters develop over the coming weeks. As we are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments have and may impose, we will also be providing the ability, for those who would like to attend the meeting but cannot or do not want to do so in person, to attend the meeting via a virtual meeting function. If public health developments warrant, we may need to change the location or format of the 2020 Annual Meeting. Any such change will be announced as promptly as practicable.

The health and wellbeing of our colleagues, shareholders and the communities in which we operate is a priority for us. However, we are also committed to ensuring that shareholders can exercise their right to vote and ask questions at the upcoming 2020 Annual Meeting. In particular, your attention is drawn to the proxy voting methods set out below and the ability to vote by internet, telephone or mail and to ask questions via the Internet in advance of and during the 2020 Annual Meeting, which ensure that shareholders can participate in the 2020 Annual Meeting remotely instead of attending in person. Any questions asked via the Internet in advance of the 2020 Annual Meeting must be submitted to investors@uniQure.com no later than 6:00 p.m. Central European Summer Time on June 15, 2020. The aim is to answer all questions so submitted during the 2020 Annual Meeting.

Due to the potential risks of aiding the spread of coronavirus (COVID-19) by gathering at the 2020 Annual Meeting, restrictions on travel and on how the meeting itself is held and conducted, we encourage shareholders not to attend the 2020 Annual Meeting in person. We believe that the safest way to ensure all shareholders can exercise their rights at the 2020 Annual Meeting is by participating online rather than in person and by voting your shares in advance, e.g. by returning the proxy card (if you received one) prior to the meeting. You are encouraged to vote your shares as early as possible.

If you do not plan on attending the 2020 Annual Meeting in person and if you are a Registered Shareholder, please vote via the Internet or, if you are a Beneficial Holder, please submit the voting instruction form you receive from your broker or other nominee as soon as possible so your shares can be voted at the meeting.  You may submit your voting instruction form by mail.  If you are a Registered Shareholder, you also may vote by telephone or by submitting a proxy card by mail.  If you are a Beneficial Holder, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares by proxy, over the Internet or by telephone.  Follow the instructions on the voting instruction form you receive from your broker or other nominee.  You do not need to affix postage to the enclosed reply envelope, if you mail it within the United States.  If you attend the 2020 Annual Meeting in person, you may withdraw your proxy and vote your shares personally.

All proxies submitted to us will be tabulated by Computershare. All shares voted by Registered Shareholders at the 2020 Annual Meeting will be tabulated by the secretary designated by the Chairman of the 2020 Annual Meeting.

All shareholders are extended an invitation to attend the 2020 Annual Meeting.

By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer, Chief Financial Officer and Executive Director
April 23, 2020

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual General Meeting of Shareholders To Be Held on June 17, 2020

The Proxy Statement, Proxy Card, and our Annual Report on Form 10-K are available at

http://www.edocumentview.com/QURE

and, together with the 2019 Dutch statutory annual accounts, on our website at http://www.uniqure.com.

1.	NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

2.	PROXY STATEMENT FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS	2

3.	AGENDA ITEM I—OPENING AND ANNOUNCEMENTS	8

4.	AGENDA ITEM II—REPORT ON THE FINANCIAL YEAR 2019	8

5.	AGENDA ITEM III—EXPLANATION OF THE APPLICATION OF THE REMUNERATION POLICY	8

6.	AGENDA ITEM IV—VOTING PROPOSAL NO. 1 - ADOPTION OF THE 2019 DUTCH STATUTORY ANNUAL ACCOUNTS AND TREATMENT OF THE RESULTS	8

7.	AGENDA ITEM V—VOTING PROPOSAL NO. 2 - DISCHARGE OF LIABILITY FOR THE MEMBERS OF THE BOARD	9

8.	AGENDA ITEM VI—VOTING PROPOSAL NO. 3, NO. 4, NO. 5, AND NO. 6 - BOARD APPOINTMENT	9

9.	AGENDA ITEM VII—VOTING PROPOSAL NO. 7 - RENEW THE DESIGNATION OF THE BOARD AS THE COMPETENT BODY TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES	12

10.	AGENDA ITEM VIII—VOTING PROPOSAL NO. 8 - REAUTHORIZE THE BOARD TO EXCLUDE OR LIMIT PREEMPTIVE RIGHTS UPON THE ISSUANCE OF ORDINARY SHARES AND GRANTING OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES	13

11.	AGENDA ITEM IX—VOTING PROPOSAL NO. 9 - REAUTHORIZE THE BOARD TO REPURCHASE ORDINARY SHARES	14

12.	REPORT OF THE AUDIT COMMITTEE	15

13.	AGENDA ITEM X—VOTING PROPOSAL NO. 10 - APPOINTMENT OF KPMG ACCOUNTANTS N.V. AS EXTERNAL AUDITORS OF THE COMPANY FOR THE FINANCIAL YEAR 2020	16

14.	AGENDA ITEM XI—VOTING PROPOSAL NO. 11 — TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY	17

15.	AGENDA ITEM XII— ANY OTHER BUSINESS	18

16.	AGENDA ITEM XIII - CLOSING OF THE MEETING	18

17.	CORPORATE GOVERNANCE	19

18.	DELINQUENT SECTION 16(A) REPORTS	29

19.	CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS	30

20.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

21.	COMPENSATION COMMITTEE REPORT	37

22.	SUMMARY COMPENSATION TABLE	60

23.	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2019	61

24.	GRANTS OF PLAN-BASED AWARDS FOR 2018	62

25.	OPTION EXERCISES AND STOCK VESTED IN 2018	62

26.	DIRECTOR COMPENSATION	70

27.	DIRECTOR COMPENSATION TABLE	71

28.	GENERAL MATTERS	72

29.	ANNUAL MEETING PROXY CARD	74

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in the following proxy statement for the 2020 Annual General Meeting of Shareholders are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended  (the “Exchange Act”), and are subject to the safe harbor created by those sections. Forward-looking statements are based on our current assumptions, projections and expectations of future events, and are generally identified by words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions, or the negatives thereof, or future dates. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance are described in “Part I, Item 1A, Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020  (the “Annual Report on Form 10-K”), which is being provided to you together with this proxy statement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made, and should recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results due to the risks and uncertainties described in our Annual Report on Form 10-K, including in “Part I, Item 1A. Risk Factors,” as well as others that we may consider immaterial or do not anticipate at this time. The risks and uncertainties described in our Annual Report on Form 10-K are not exclusive and further information concerning our company and our business, including factors that could materially affect our operating results or financial condition, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

+1-339-970-7000

PROXY STATEMENT FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on June 17, 2020 at 2:30 p.m., Central European Summer Time

This proxy statement (the “Proxy Statement”), which includes the explanatory notes to the agenda for the 2020 Annual General Meeting of Shareholders (the “2020 Annual Meeting”), and the accompanying proxy card (the “Proxy Card”), are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure” or “we”), for the 2020 Annual Meeting.  The 2020 Annual Meeting will be held at 2:30 p.m. Central European Summer Time, on June 17, 2020, and at any adjournment thereof, in person at the Company’s principal executive offices, Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, and over the Internet via live audio webcast.

The approximate date on which the Proxy Statement and Proxy Card are first being sent or given to the Company’s shareholders (each a “Shareholder and collectively, the “Shareholders”) is May 20, 2020.

The purposes of the 2020 Annual Meeting are to discuss and/or vote on the following:

I.	Opening and announcements
II.	Report on the financial year 2019 (for discussion only)
III.	Explanation of the application of the remuneration policy (for discussion only)
IV.	Adoption of the 2019 Dutch statutory annual accounts and treatment of the results (Voting Proposal No. 1)
V.	Discharge of liability of the members of the Board of Directors (the “Board”) (Voting Proposal No. 2)
VI.

Board Appointment:

a)             reappointment of Madhavan Balachandran as non-executive director (Voting Proposal No. 3);

b)             reappointment of Jack Kaye as non-executive director (Voting Proposal No. 4);

c)              reappointment of Jeremy Springhorn as non-executive director (Voting Proposal No. 5);

d)             appointment of Leonard Post as non-executive director (Voting Proposal No. 6);

VII.	Renew the designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares (Voting Proposal No. 7)
VIII.	Reauthorize the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares (Voting Proposal No. 8)
IX.	Reauthorize the Board to repurchase Ordinary Shares (Voting Proposal No. 9)
X.	Appointment of KPMG Accountants N.V. as external auditors of the Company for the financial year 2020 (Voting Proposal No. 10)
XI.	To approve, on an advisory basis, the compensation of the named executive officers of the Company (Voting Proposal No. 11)
XII.	Any other business
XIII.	Closing of the meeting

Who May Vote

Shareholders of record of our ordinary shares (the “Ordinary Shares”) at the close of business Eastern Time on May 20, 2020 (the “Record Date”) are entitled to receive notice of and to vote at the 2020 Annual Meeting and any adjournment thereof.  On March 31, 2020, we had issued and outstanding 44,299,596 Ordinary Shares.  We have no other securities entitled to vote at the 2020 Annual Meeting.  Each Ordinary Share is entitled to one vote on each matter. There is no cumulative voting.

A list of Shareholders entitled to vote at the 2020 Annual Meeting will be available at the 2020 Annual Meeting and will also be available for ten (10) days prior to the 2020 Annual Meeting, during regular office hours, at the principal executive offices of the Company, located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by contacting Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by telephone at +1-339-970-7000, or by email to investors@uniQure.com.

Under the Company’s Articles of Association and the Nasdaq rules, the presence at the 2020 Annual Meeting of 33 1/3% of the issued share capital, present in person or represented by proxy, is required for a quorum. “Abstentions” and “broker non-votes,” if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at the meeting.

Each matter proposed by the Board, other than with respect to the appointment of directors and the exclusion or limitation of preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares, shall be adopted by a simple majority of the votes cast at the 2020 Annual Meeting. Brokers will have discretion to vote only with respect to Voting Proposal No. 10.

Consistent with Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed by a general meeting from a binding nomination by the non-executive directors. The proposed candidate specified in the binding nomination shall be appointed, provided that the requisite quorum is present or represented at the general meeting, unless the nomination is overruled by the general meeting (which would result if a majority of at least two-thirds of the votes cast, which majority represents more than half of the issued share capital, vote “against” the appointment of such director, with abstentions, “blank votes”, “broker non-votes” and invalid votes not considered votes cast), in which case he or she will not be appointed.

“Broker non-votes” are shares represented at the 2020 Annual Meeting held by brokers, bankers or other nominees (i.e., in “street name”) that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, brokerage firms may vote to ratify the selection of independent auditors and on other “discretionary” or “routine” items. In contrast, brokerage firms may not vote to appoint directors, because those proposals are considered “non-discretionary” items. Accordingly, if you do not instruct your broker how to vote your shares on “non-discretionary” matters, your broker will not be permitted to vote your shares on these matters.

Methods of Voting

If you are a record holder of Ordinary Shares at the close of business Eastern Time on May 20, 2020, you may vote as follows:

•                  By Internet.  Access the website of the Company’s tabulator, Computershare, at: http://www.investorvote.com/QURE, using the voter control number printed on the furnished proxy card.  Your shares will be voted in accordance with your instructions.  You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message.  If you vote on the Internet, you also may request electronic delivery of future proxy materials.

•                  By Telephone.  Call 1-800-652-8683 toll-free from the U.S., U.S. territories and Canada and follow the instructions on the enclosed proxy card.  Your shares will be voted in accordance with your instructions.  You must specify how you want your shares voted or your telephone vote cannot be completed. You must have the control number that is included on the proxy card when voting.

•                  By Mail.  Complete and mail a proxy card in the enclosed postage prepaid envelope to the address provided.  Your shares will be voted in accordance with your instructions.  If you are mailed or otherwise receive or obtain a proxy card, and you choose to vote by telephone or by Internet, you do not have to return your proxy card.

•                  In person at the Meeting.  If you attend the 2020 Annual Meeting in person, be sure to provide a form of personal picture identification at the meeting. You may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the meeting.  Directions to the 2020 Annual Meeting are available by contacting Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com.

If you attend the 2020 Annual Meeting over the Internet via live audio webcast, you will not be able to vote the shares you hold in real time over the Internet via live audio webcast, so please ensure that you vote in advance of the 2020 Annual Meeting by Internet, by telephone or by mail, such in accordance with the above instructions. To be sure that your vote will be received in time (and no later than 6:00 p.m. Central European Summer Time on June 16, 2020), please cast your vote by your choice of available means at your earliest convenience.

If your Ordinary Shares are held in street name (held for your account by a broker or other nominee) at the close of business Eastern Time on May 20, 2020, you may vote:

•                  By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•                  By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•                  In Person at the Meeting. If you attend the 2020 Annual Meeting in person, in addition to a form of personal picture identification, you should bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and provide it at the meeting.

If you attend the 2020 Annual Meeting over the Internet via live audio webcast, you will not be able to vote the shares you hold in street name in real time over the Internet via live audio webcast, so please ensure that you vote in advance of the 2020 Annual Meeting by Internet, by telephone or by mail, such in accordance with the above instructions. To be sure that your vote will be received in time (and no later than 6:00 p.m. Central European Summer Time on June 16, 2020), please cast your vote by your choice of available means at your earliest convenience.

Board’s Recommendations

The Board recommends a vote:

•                  Voting Proposal No. 1: “FOR” adoption of the 2019 Dutch statutory annual accounts and treatment of the results.

•                  Voting Proposal No. 2: “FOR” discharge of liability of the members of the Board.

•                  Voting Proposal No. 3: “FOR” reappointment of Madhavan Balachandran as a non-executive director.

•                  Voting Proposal No. 4: “FOR” reappointment of Jack Kaye as a non-executive director.

•                  Voting Proposal No. 5: “FOR” reappointment of Jeremy Springhorn as a non-executive director.

•                  Voting Proposal No. 6: “FOR” appointment of Leonard Post as a non-executive director.

•                  Voting Proposal No. 7: “FOR” renewing the designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares.

•                  Voting Proposal No. 8: “FOR” reauthorizing the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares.

•                  Voting Proposal No. 9: “FOR” reauthorization of the Board to repurchase Ordinary Shares.

•                  Voting Proposal No. 10: “FOR” appointment of KPMG Accountants N.V. as external auditors of the Company for the financial year 2020.

•                  Voting Proposal No. 11: “FOR” on an advisory basis, the compensation of the named executive officers of the Company.

Voting by Proxy

The Ordinary Shares represented by any proxy duly given will be voted at the 2020 Annual Meeting in accordance with the instructions of the Shareholder.  You may vote “FOR” or “AGAINST” or “ABSTAIN” from each of the proposals. If no specific instructions are given, the shares will be voted “FOR” the voting proposals described in this Proxy Statement.  In addition, if any other matters come before the 2020 Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters.

If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted with the aforementioned Board’s recommendations.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote, or to attend and vote personally at the 2020 Annual Meeting or any adjournment thereof if you attend in person.  You must notify us of your intention to revoke your proxy no later than 6:00 p.m. Central European Summer Time on June 16, 2020. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of Investor Relations at the address of our principal executive offices set forth above.  Unless so revoked, the shares represented by a proxy, if received in time, will be voted in accordance with the directions given therein.

If the 2020 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2020 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2020 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

You are requested, regardless of the number of shares you own or your intention to attend the 2020 Annual Meeting, whether in person or over the Internet via live audio webcast, to vote by proxy as soon as possible.  You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, by electronic mail or by phone through agents of the Company.  Additionally, the employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally, by telephone, electronic mail, or mail.  The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s Annual Report on Form 10-K and this Proxy Statement will be delivered to an address where two or more Shareholders reside unless we have received contrary instructions from a Shareholder residing at such address.  Upon written or oral request from a Shareholder, we will promptly deliver a separate copy of the Annual Report on Form 10-K, the Proxy Statement, Notice of Internet Availability of Proxy Materials, and Proxy Card to each Shareholder at the shared address.

If you are a Shareholder who lives at a shared address and you would like additional copies of the Annual Report on Form 10-K, the Proxy Statement, or any future annual reports or proxy statements, please contact Investor Relations, uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by telephone at +1-339-970-7000 or by email at investors@uniQure.com, and we will promptly mail you copies.  This Proxy Statement and the Annual Report on Form 10-K are also available at http://www.edocumentview.com/QURE.  If you are receiving multiple copies of this Proxy Statement and the Annual Report on Form 10-K at your household and wish to receive only one, please contact Investor Relations at the mailing address, phone number or email address listed above.

Voting Results

The preliminary voting results will be announced at the 2020 Annual Meeting. The final results will be disclosed in a Current Report on Form 8-K within four days after the meeting date.

Contact for Additional Questions

If you hold your shares directly, please contact Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by telephone at +1-339-970-7000, or by email at investors@uniQure.com. If your shares are held in street name, please use the contact information provided on your voting instruction form or contact your broker or other nominee directly.

AGENDA ITEM I

OPENING AND ANNOUNCEMENTS

The Chairman will open the 2020 Annual Meeting and make any announcements.

AGENDA ITEM II

REPORT ON THE FINANCIAL YEAR 2019

This item is for discussion only.

Under this agenda item, the Board will discuss the business and results of operations of the Company as contained in the Dutch statutory annual report for the year ended December 31, 2019 (the “2019 Dutch Statutory Annual Report”). Our 2019 Dutch Statutory Annual Report includes our consolidated financial statements for the year ended December 31, 2019, for the uniQure N.V. group, which are comprised of the consolidated statements of financial position, consolidated statements of profit and loss and other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows with explanatory notes thereto prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union, as well as stand-alone Company-only financial statements of uniQure N.V. for the year ended December 31, 2019, comprising uniQure N.V.’s Company-only statement of financial position and the Company-only statement of profit and loss with explanatory notes thereto prepared in accordance with Book 2 of the Dutch Civil Code (together the “2019 Dutch Statutory Annual Accounts”), as well as the Report of the Board of Directors.

The contents of the corporate governance chapter in the 2019 Dutch Statutory Annual Report, including the Company’s compliance with the Dutch Corporate Governance Code, will also be submitted for discussion.

AGENDA ITEM III

EXPLANATION OF THE APPLICATION OF THE REMUNERATION POLICY

This item is for discussion only.

Under this agenda item, an explanation will be provided on how the Company’s remuneration policy was applied in fiscal year 2019.

AGENDA ITEM IV

VOTING PROPOSAL NO. 1 - ADOPTION OF THE 2019 DUTCH STATUTORY ANNUAL ACCOUNTS
 AND TREATMENT OF THE RESULTS

As a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, we are required by both Dutch law and our Articles of Association to prepare the Dutch statutory annual accounts and submit them to our Shareholders for confirmation and adoption. Our 2019 Dutch Statutory Annual Accounts differ from the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019, that were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), and filed with the SEC. Our 2019 Dutch Statutory Annual Accounts contain some disclosures that are not required under U.S. GAAP and that are therefore not contained in our 2019 Annual Report on Form 10-K.

A copy of our 2019 Dutch Statutory Annual Accounts is available on our website at www.uniqure.com or may be obtained by contacting Investor Relations at investors@uniQure.com or by telephone at +1-339-970-7000.

Due to the international nature of our business and pursuant to a prior shareholder authorization, our 2019 Dutch Statutory Annual Accounts have been prepared in the English language.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 1. Abstentions and broker-non votes will have no effect on the outcome of this vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019.

AGENDA ITEM V

VOTING PROPOSAL NO. 2 - DISCHARGE OF LIABILITY OF THE MEMBERS OF THE BOARD OF DIRECTORS

At the 2020 Annual Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our Shareholders will be asked to grant discharge of liability of the members of our Board in office for the management and conducted policy during the 2019 financial year insofar as the exercise of such duties is reflected in the 2019 Dutch Statutory Annual Report or otherwise disclosed to the 2020 Annual Meeting.

If our Shareholders approve to grant discharge of liability, the members of our Board will not be liable to our Company for actions that such directors took on behalf of our Company in the exercise of their duties in 2019 and as reflected in the 2019 Dutch Statutory Annual Report or otherwise disclosed to the 2020 Annual Meeting.  Therefore, this release does not apply to matters that were not previously disclosed to our Shareholders.  This release also is subject to the provisions of Dutch law relating to liability upon commencement of bankruptcy or other insolvency proceedings.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 2. Abstentions and broker-non votes will have no effect on the outcome of this vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE GRANT OF DISCHARGE OF LIABILITY OF THE MEMBERS OF OUR BOARD IN OFFICE DURING THE FISCAL YEAR ENDED DECEMBER 31, 2019 FOR THE MANAGEMENT AND CONDUCTED POLICY DURING OUR FISCAL YEAR ENDED DECEMBER 31, 2019 INSOFAR AS THE EXERCISE OF SUCH DUTIES IS REFLECTED IN THE 2019 DUTCH STATUTORY ANNUAL REPORT OR DISCLOSED TO THE 2020 ANNUAL MEETING.

AGENDA ITEM VI

VOTING PROPOSAL NO. 3, NO. 4, NO. 5, AND NO. 6 - BOARD APPOINTMENT

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company.  It selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers and monitors their performance.  Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports provided to them.

The Board is currently made up of nine directors.  The terms of office of four non-executive directors, Jack Kaye, David Schaffer, Madhavan Balachandran and Jeremy Springhorn, are scheduled to expire on the date of the 2020 Annual Meeting; the terms of office of three non-executive directors, Philip Astley-Sparke, David Meek, and Paula Soteropoulos, and one executive director, Robert Gut, are scheduled to expire on the date of the 2021 annual general meeting of shareholders; and the term of office of one executive director, Matthew Kapusta, is scheduled to expire on the date of the 2022 annual general meeting of shareholders.  Under our Articles of Association, all directors hold office for a maximum term of four years, or until their earlier death, resignation, suspension or dismissal. However, the current practice of the Board is to nominate all directors, both executive and non-executive, for terms of office of three years.  Our Board has implemented staggered terms to provide for a retirement schedule as required by our Articles of Association.

The Board has nominated Madhavan Balachandran for reappointment to the Board, to serve as a non-executive director until the 2023 annual general meeting of shareholders or until his earlier death, resignation, suspension or dismissal. The Board has nominated Jack Kaye for reappointment to the Board, to serve as a non-executive director until the 2023 annual general meeting of shareholders or until his earlier death, resignation, suspension or dismissal. The Board has nominated Jeremy Springhorn for reappointment to the Board, to serve as a non-executive director until the 2023 annual general meeting of shareholders or until his earlier death, resignation, suspension or dismissal. The Board has nominated Leonard Post for appointment to the Board, to serve as a non-executive director until the 2023 annual general meeting of shareholders or until his earlier death, resignation, suspension or dismissal. Each of Jack Kaye, Madhavan Balachandran, Jeremy Springhorn and Leonard Post has consented to being named in this Proxy Statement and to serve if appointed. Dr. Schaffer is not standing for reappointment to the Board for another term.

The name, position with the Company and age as of the Record Date of the individual who is our nominee for appointment as a director is:

Name	Age	Position	Director Since
Madhavan Balachandran	69	Non-Executive Director	2017
Jack Kaye	76	Non-Executive Director	2016
Leonard Post	57	Non-Executive Director	N/A
Jeremy Springhorn	67	Non-Executive Director	2017

MADHAVAN BALACHANDRAN. Mr. Balachandran, age 69, has served as a member of our Board since September 2017. Mr. Balachandran has been a director of Catalent (NYSE: CTLT) since May 2017.  Mr. Balachandran was Executive Vice President, Operations of Amgen Inc., a global biotechnology company, from August 2012 until July 2016 and retired as an Executive Vice President in January 2017. Mr. Balachandran joined Amgen in 1997 as Associate Director, Engineering. He became Director, Engineering in 1998, and, from 1999 to 2001, he held the position of Senior Director, Engineering and Operations Services before moving to the position of Vice President, Information Systems from 2001 to 2002. Thereafter, Mr. Balachandran was Vice President, Puerto Rico Operations from May 2002 to February 2007. From February 2007 to October 2007, Mr. Balachandran was Vice President, Site Operations, and from October 2007 to August 2012, he held the position of Senior Vice President, Manufacturing. Prior to his tenure at Amgen, Mr. Balachandran held leadership positions at Copley Pharmaceuticals, now a part of Teva Pharmaceuticals Industries Ltd., and Burroughs Wellcome Company, a predecessor before mergers of GlaxoSmithKline plc. Mr. Balachandran holds a Master of Science degree in Chemical Engineering from The State University of New York at Buffalo and an MBA from East Carolina University. We believe Mr. Balachandran is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

JACK KAYE. Jack Kaye, age 76, has served as a member of our Board since 2016. Mr. Kaye has also served as Chairman of the Audit Committee of Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) from 2006 to 2016 and is currently chairman of the Audit Committee and a member of the Compensation Committee of Dyadic International, Inc. (OTC: DYAI). Mr. Kaye began his career at Deloitte LLP, an international accounting, tax and consulting firm, in 1970, and was a partner in the firm from 1978 until May 2006. At Deloitte, he was responsible for servicing a diverse client base of public and private, global and domestic companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/Sarbanes-Oxley matters. Prior to retiring, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than 20 years. Mr. Kaye has a Bachelor of Business Administration from Baruch College and is a Certified Public Accountant. We believe that Mr. Kaye is qualified to serve as a Non-Executive Director due to his extensive accounting and financial experience.

JEREMY SPRINGHORN, PH.D. Dr. Springhorn, age 57, has served as a member of our Board since September 2017. Since November 2017, Dr. Springhorn has been Chief Business Officer of Syros Pharmaceuticals (NASDAQ: SYRS), Inc. Prior to taking his position at Syros, Dr. Springhorn served as Partner, Corporate Development at Flagship Pioneering from March 2015 until June 2017 where he worked with VentureLabs in helping companies in various strategic and corporate development capacities and in creating next generation startups and with Flagship’s Corporate Limited Partners. Prior to joining Flagship, Dr. Springhorn was one of the original scientists at Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN), where he played an integral role in its antibody engineering capabilities and was one of the original inventors of the drug Soliris®. At Alexion Pharmaceuticals, Dr. Springhorn was Vice President of Corporate Strategy and Business Development from 2006 until March 2015. Dr. Springhorn started at Alexion in 1992 where he served in various leadership roles in R&D before switching to Business Development in 2006. Prior to 1992, Dr. Springhorn received his Ph.D. from Louisiana State University Medical Center in New Orleans and his BA from Colby College. Dr. Springhorn currently serves on the Board of Directors for NMD Pharma, Board of Advisors for Mythic Therapeutics and the Board of Visitors for Colby College. We believe Dr. Springhorn is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

LEONARD POST, PH.D. Dr. Post, age 67, has over 35 years of experience in the pharmaceutical industry where he has held various global executive positions and has extensive experience in research and development of product candidates. Since July 2016, Dr. Post has served as Chief Scientific Officer of Vivace Therapeutics, an oncology company working on small molecules targeting the hippo pathway, and is also Chief Scientific Officer of its sister company Virtuoso Therapeutics, a company working on bispecific antibodies for oncology.  From February 2010 until June 2016, Dr. Post worked at BioMarin (NASDAQ: BMRN), in various positions including Chief Scientific Officer.   During that time he oversaw the initiation of BioMarin’s first gene therapy project for hemophilia A.  Prior to that, Dr. Post served as Chief Scientific Officer of LEAD Therapeutics, Senior Vice President of Research & Development at Onyx Pharmaceuticals, and Vice President of Discovery Research at Parke-Davis Pharmaceuticals.  He is also currently an advisor to Canaan Partners.  Dr. Post is a virologist by training and did early work on engineering of herpes simplex virus as a postdoctoral fellow.  He has a Bachelor of Science degree in Chemistry from the University of Michigan, and a Doctorate degree in Biochemistry from the University of Wisconsin.

Dr. Post has not previously served as a director or executive officer of the Company.

If the 2020 Annual Meeting approves the appointment of Dr. Post, the Board plans to appoint him to serve on the Research and Development Committee. If appointed, the term of office of Dr. Post will expire on the date of the 2023 Annual General Meeting of Shareholders.  If reappointed, the term of office for each of Mr. Balachandran, Mr. Kay and Dr. Springhorn will expire on the date of the 2023 Annual General Meeting of Shareholders.

For information as to the Ordinary Shares held by Mr. Balachandran, Mr. Kaye and Dr. Springhorn see “Security Ownership of Certain Beneficial Owners and Management.”

There are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominee, directors or executive officers have been selected for their respective positions.  However, the Company has entered into indemnification agreements with its existing non-executive directors pursuant to which the Company agrees to indemnify such directors in certain circumstances.

VOTE REQUIRED

Consistent with Dutch law and our Articles of Association, executive directors and non-executive directors are appointed by a general meeting from a binding nomination by the non-executive directors. The proposed candidate specified in the binding nomination shall be appointed, provided that the requisite quorum is present in person or represented by a proxy at the 2020 Annual Meeting, unless the nomination is overruled by the general meeting (which would result if a majority of at least two-thirds of the votes cast, which majority represents more than half of the issued share capital, vote “against” the appointment or reappointment of such director, with abstentions, “blank votes”, “broker non-votes” and invalid votes not considered votes cast), in which case he or she will not be appointed.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

AGENDA ITEM VII

VOTING PROPOSAL NO. 7 - RENEW THE DESIGNATION OF THE BOARD AS THE COMPETENT BODY TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

At the 2020 Annual Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our Shareholders will be asked to renew the designation of our Board as the competent body to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares up to a maximum of (i) our authorized share capital in the event of an underwritten public offering, or (ii)  19.9% of our aggregate issued share capital at the time of issuance in connection with any other single issuance (or series of related issuances), for a term of 18 months with effect from the date of the 2020 Annual Meeting.

Our current authorized share capital consists of 60,000,000 Ordinary Shares, each with a nominal value per share of €0.05.  Under Dutch law and our Articles of Association, we are required to seek the approval of our Shareholders each time we wish to issue shares of our authorized share capital unless our Shareholders have authorized our Board to issue shares.  This authorization may not continue for more than five years but may be given on a rolling basis.  We currently have authorization from our Shareholders to issue Ordinary Shares, or grant rights to subscribe for Ordinary Shares, up to a maximum of (i) our authorized share capital in the event of an underwritten public offering or (ii)  19.9% of our aggregate issued share capital at the time of issuance in connection with any other single issuance (or series of related issuances).  This existing authorization expires on December 19, 2020, and it is common practice for Dutch companies to seek to renew this authorization annually on a rolling basis.  The approval of this voting proposal will maintain our flexibility to allow our Board to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares without the delay and expense of calling extraordinary general meetings of shareholders. The designation can be used for any and all purposes, including any issuance under the Purchase Plan, subject to statutory limitations, and with the exception of awards granted under the 2014 Amended and Restated Share Option Plan.

We also currently issue Ordinary Shares from our authorized share capital to satisfy our obligations under awards granted under our equity compensation plans, and the Shareholders separately authorized such plans.  Other than ordinary share issuances in connection with our equity compensation plans and any sales deemed to be “at-the-market offerings” pursuant to our supplemental prospectus filed on March 2, 2020 with the United States Securities and Exchange Commission, we do not have any specific plans, proposals, or arrangements to issue any of our authorized Ordinary Shares for any purpose.  However, in the ordinary course of our business, our Board may determine from time to time that the issuance of authorized and unissued shares is in the best interests of our Company, including in connection with equity compensation or future acquisitions or financings.

This authority to issue shares is similar to that generally afforded under state law to the boards of directors of public companies domiciled in the United States. Management believes that retaining the flexibility to allow our Board to issue our Ordinary Shares for acquisitions, financings or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth.  Furthermore, our Ordinary Shares are listed on the Nasdaq Global Select Market, and the issuance of additional shares will remain subject to Nasdaq rules.  For example, one of the Nasdaq rules requires shareholder approval for the issuance of shares in a private placement in excess of 20% of the shares outstanding, with several exceptions.

If our Shareholders do not renew the designation of our Board as the competent body to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares, then the previous authorization would remain in place, and our Board would continue to retain authority to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares pursuant to that authorization until it expires on December 19, 2020.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 7. Abstentions and broker-non votes will have no effect on the outcome of this vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RENEWAL OF THE AUTHORITY OF OUR BOARD TO ISSUE OUR ORDINARY SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR OUR ORDINARY SHARES UP TO A MAXIMUM OF (I) OUR AUTHORIZED SHARE CAPITAL IN THE EVENT OF AN UNDERWRITTEN PUBLIC OFFERING OR (II) 19.9% OF OUR AGGREGATE ISSUED SHARE CAPITAL AT THE TIME OF ISSUANCE IN CONNECTION WITH ANY OTHER SINGLE ISSUANCE (OR SERIES OF RELATED ISSUANCES), FOR A TERM OF 18 MONTHS WITH EFFECT FROM THE DATE OF THE 2020 ANNUAL MEETING.

AGENDA ITEM VIII

VOTING PROPOSAL NO. 8 - REAUTHORIZE THE BOARD TO EXCLUDE OR LIMIT PREEMPTIVE RIGHTS UPON THE ISSUANCE OF ORDINARY SHARES AND GRANTING OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

Under Dutch law, holders of our Ordinary Shares would generally have a pro rata pre-emptive right of subscription to any of our Ordinary Shares issued for cash. A pre-emptive right of subscription is the right of our current Shareholders to maintain their percentage ownership of our Ordinary Shares by buying a proportional number of any new Ordinary Shares that we issue. However, Dutch law and our Articles of Association permit our Shareholders to authorize our Board to exclude or limit these pre-emptive rights. This authorization may not continue for more than five years, but may be given on a rolling basis. We currently have authorization from our Shareholders to exclude or limit these pre-emptive rights, which authorization expires on December 19, 2020, and it is common practice for Dutch companies to seek to renew this authorization annually on a rolling basis.

At the 2020 Annual Meeting, we are asking our Shareholders to renew the authority of our Board to exclude or limit pre-emptive rights in relation to our Ordinary Shares and rights to subscribe for our Ordinary Shares in connection with the issuance or granting thereof for a term of 18 months with effect from the date of the 2020 Annual Meeting.

If our Shareholders do not renew the authority of our Board to exclude or limit preemptive rights in relation to our Ordinary Shares and rights to subscribe for our Ordinary Shares on the terms set forth above, then the previous authorization would remain in place, and our Board would continue to retain authority to exclude or limit preemptive rights to subscribe for our Ordinary Shares pursuant to that authorization until it expires on December 19, 2020.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote, or the affirmative vote of a two-thirds majority of our Ordinary Shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote if only less than half of the issued share capital is so present or represented at the 2020 Annual Meeting, is required to approve Voting Proposal No. 8. Abstentions and broker-non votes will have no effect on the outcome of this vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AUTHORITY OF THE BOARD TO EXCLUDE OR LIMIT PRE-EMPTIVE RIGHTS FROM TIME TO TIME, FOR A TERM OF 18 MONTHS WITH EFFECT FROM THE DATE OF THE 2020 ANNUAL MEETING.

AGENDA ITEM IX

VOTING PROPOSAL NO. 9 - REAUTHORIZE THE BOARD TO REPURCHASE ORDINARY SHARES

At the 2020 Annual Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our Shareholders will be asked to authorize our Board to acquire the Company’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of the Company for a period of 18 months from the date of the 2020 Annual Meeting in open market purchases, through privately negotiated transactions, or by means of self-tender offer or offers, at prices per share ranging from the nominal value up to 110% of the market price per share at the time of the transaction.  This authority to repurchase shares is similar to that generally afforded under state law to public companies domiciled in the United States.  For purposes of this authorization, “market price” means the highest price officially quoted for the Ordinary Shares on any of the official stock markets on which the Ordinary Shares are listed during any of the 30 banking days preceding the date the repurchase is effected or proposed. Our Ordinary Shares are currently listed on the Nasdaq Global Select Market. The current authorization of our Board to repurchase Ordinary Shares is scheduled to expire on December 19, 2020.

Under Dutch law and our Articles of Association, our Board may, subject to certain Dutch statutory provisions, be authorized to repurchase our issued Ordinary Shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders.  Adoption of this voting proposal will allow us to have the flexibility to repurchase our Ordinary Shares without the expense of calling an extraordinary general meeting of shareholders.  Such authorization may not continue for more than 18 months, but may be given on a rolling basis.  Although our Board has no present intention to commence an open market or other share repurchase program, our Board believes that we would benefit by authorizing our Board to repurchase our Ordinary Shares if the Board believes such repurchases would be in our and our Shareholders’  best interests.  For example, to the extent our Board believes that our Ordinary Shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us. Such Ordinary Shares could be used for any valid corporate purpose, including use under our equity compensation plans, or for acquisitions, mergers or similar transactions.  However, the number of Ordinary Shares repurchased, if any, and the timing and manner of any repurchases would be determined by our Board, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now.  The nominal value of the Ordinary Shares in our issued share capital that we acquire, hold, hold as pledgee or which are acquired or held by one of our subsidiaries, may never exceed 50% of our issued share capital.

In order to provide us with sufficient flexibility, our Board proposes that our Shareholders authorize our Board for an 18-month period from the date of the 2020 Annual Meeting to acquire the Company’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of the Company in open market purchases, through privately negotiated transactions or by means of self-tender offer or offers, at prices ranging from the nominal value up to 110% of the market price per share at the time of the transaction, within the limits set by Dutch law and our Articles of Association.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 9. Abstentions and broker-non votes will have no effect on the outcome of this vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION OF THE BOARD TO REPURCHASE FULLY PAID UP ORDINARY SHARES UP TO 10% OF THE ISSUED SHARE CAPITAL FOR A PERIOD OF 18 MONTHS FROM THE DATE OF THE 2020 ANNUAL MEETING AT A REPURCHASE PRICE BETWEEN THE NOMINAL VALUE OF THE ORDINARY SHARES CONCERNED AND AN AMOUNT EQUAL TO 110% OF THE MARKET PRICE PER SHARE AT THE TIME OF THE PURCHASE.

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Audit Committee of our Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements, as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls.  KPMG Accountants N.V., the Company’s independent registered public accounting firm for the 2019 financial year, was responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2019 with the Company’s management and KPMG Accountants N.V.  To ensure independence, the Audit Committee met separately with KPMG Accountants N.V. and members of the Company’s management.  These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with KPMG Accountants N.V. its independence from the Company.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission.

The Audit Committee

/s/ Jack Kaye
Jack Kaye, Chairman

/s/ Philip Astley-Sparke
Philip Astley-Sparke

/s/ Jeremy Springhorn
Jeremy Springhorn

AGENDA ITEM X

VOTING PROPOSAL NO. 10 - APPOINTMENT OF KPMG ACCOUNTANTS N.V. AS EXTERNAL AUDITORS OF THE COMPANY FOR THE FINANCIAL YEAR 2020

The Board has selected KPMG Accountants N.V. (“KPMG”) to serve as our auditor and independent registered public accounting firm who will (i) audit the Dutch statutory annual accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (“IFRS”), for the year ending December 31, 2020 and (ii) serve as our independent registered public accounting firm for purposes of reporting pursuant to U.S. law for the fiscal year ending December 31, 2020.  As required by Dutch law, shareholder approval must be obtained for the selection of KPMG to serve as our auditor and independent registered public accounting firm.

KPMG has served as our independent registered public accounting firm since June 2019. The services provided to us by KPMG as well as the predecessor auditor PricewaterhouseCoopers Accountants N.V. (“PWC”) during the years ended December 31, 2019 and 2018 are described below under “Principal Accountant Fee Information.”  We expect that representatives of KPMG will be present at the 2020 Annual Meeting and will be available to answer appropriate questions. The representatives will also have the opportunity to make a statement if they desire to do so. PWC was dismissed as of April 25, 2019.  KPMG’s report on the financial statements for the fiscal year ended December 31, 2019, which is the only such report issued for these financial statements, does not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. We do not believe that any relationships exist which would interfere with PwC’s or KPMG’s independence.

Required Disclosures

As reported on our Current Report on Form 8-K filed with the SEC on April 29, 2019:

On April 25, 2019, the Audit Committee dismissed PWC as our auditor and independent registered public accounting firm, which was effective upon completion of the first quarter 2019 review procedures.

PWC’s reports on our consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During our fiscal year ended December 31,2018, and the subsequent interim period through April 25, 2019, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accounting firms.  These services and fees are also reviewed by the Audit Committee on an annual basis.  The following table shows the fees accrued by the Company for audit and other services provided by KPMG for the fiscal year ended December 31, 2019 and by PwC for the fiscal year ended December 31, 2018:

	2019 ($)	2018 ($)
	(in thousands)
Audit fees KPMG	640	—
Audit fees PwC	918	1,172
Audit-related fees (1), (2)	248	122
Tax fees	—	—
Total	1,806	1,294

(1)         Audit-related fees for the year ended December 31, 2019 consisted of the aggregate fees accrued for assurance services rendered by KPMG of $ 117 thousand and PwC of $131 thousand related to equity offerings.

(2)         Audit-related fees for the year ended December 31, 2018 consisted of the aggregate fees accrued for assurance services rendered by PwC related to equity offerings.

We accrued no fees to KPMG for audit services for the fiscal year ended December 31, 2018.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit.  The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 10. Brokers will have discretion to vote on this item.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF KPMG ACCOUNTANTS N.V.  AS THE COMPANY’S EXTERNAL AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

AGENDA ITEM XI

VOTING PROPOSAL NO. 11 — TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY

As required by Section 14A of the Exchange Act, the Company’s shareholders have the opportunity to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the SEC rules, which we also have referred to herein as the Say-on-Pay vote.

Our executive compensation program is designed to align compensation metrics with our strategic imperatives, align the interests of management with our shareholders, and attract and retain talented executives. Please see the Compensation Discussion and Analysis beginning on page [  ] of this Proxy Statement for additional details, including information about the fiscal year 2019 compensation of our named executive officers.

We believe that Shareholders have benefitted from the continued development of our product candidates and research pipeline over the past year. Given the Company’s development and growth under the leadership of the named executive officers, the Board recommends that shareholders vote “FOR” the following resolution at our 2020 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed on pages [  ] to [  ] of the Proxy Statement for the 2020 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table, and the other related tables and disclosure.”

It is expected that the next say-on-pay vote will occur at our 2021 annual general meeting of shareholders.

VOTE REQUIRED

Although advisory and not binding, the Compensation Committee and the Board will take into account the outcome of this vote on Voting Proposal No. 11 when considering future compensation arrangements for the Company’s named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE RESOLUTION.

AGENDA ITEM XII - ANY OTHER BUSINESS

The 2020 Annual Meeting will review and discuss any other business brought to its attention.

AGENDA ITEM XIII - CLOSING OF THE MEETING

The Chairman will adjourn the meeting.

CORPORATE GOVERNANCE

Board of Directors (the “Board”) Leadership Structure and Composition

We have a one-tier board structure under Dutch law, meaning that executive and non-executive directors are members of the same board of directors.  Our Articles of Association provide that the number of members of our Board will be determined by our Board, provided that the Board shall be comprised of at least one executive director and at least one non-executive director and provided further that the number of executive directors shall at all times be less than the number of non-executive directors.  Our Board currently consists of nine directors, two of whom are executive directors and seven of whom are non-executive directors. If a director is to be appointed, the non-executive directors make a binding nomination, which is approved by the general meeting of shareholders pursuant to the procedure described in Voting Proposal Numbers 3-6. Under our Articles of Association, a general meeting of shareholders may suspend or dismiss a director by at least a two-thirds majority of votes cast, provided that such majority represents more than half of the issued share capital. The Board may suspend (but may not dismiss) an executive director. In the event of an absence or inability to act with respect to one or more of the directors, our Articles of Association provide that the non-executive directors shall be authorized to temporarily fill the vacant position for a period up to the first general meeting, or in the case of a director unable to act, up to the moment he is no longer unable to act.

Under our Articles of Association and Dutch law, the members of our Board are collectively responsible for our management, general and financial affairs, and policy and strategy.  Our executive directors are primarily responsible for managing our day-to-day affairs.  Our non-executive directors supervise our executive directors and our general affairs, and provide general advice to them.  In performing their duties, our directors are guided by the interest of our Company and, with the boundaries set by relevant Dutch law, must take into account the relevant interests of our stakeholders.  In consultation with the Nominating and Corporate Governance Committee, the Board has determined that the current board structure is appropriate for the Company. Having staggered, multiple-year terms for our directors provides for stability, continuity and experience among our Board. Further, the Board believes that building a cohesive board of directors is an important goal. In our industry in particular, long-term focus is critical. The time horizon required for successful development of gene therapies makes it vital that we have a board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of our business and operations. Our current board structure helps to ensure that there will be the continuity and stability of leadership required to resist the pressure to focus on short-term results at the expense of the long-term value and success of the Company. Our future success depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Under our Articles of Association and consistent with Dutch corporate governance principles, the Board appoints an executive director as Chief Executive Officer and appoints a non-executive director as Chairman of the Board. We believe that the separation of these roles serves our Shareholders and us well. Philip Astley-Sparke serves as our Chairman.  The duties and responsibilities of the Chairman include, among others: determining the agenda and chairing the meetings of the Board, monitoring our Board to ensure that it operates effectively, ensuring that the directors receive accurate, timely, and clear information, encouraging active engagement by all directors, promoting effective relationships and open communication between the non-executive directors and the executive directors, and monitoring effective implementation of our Board decisions.

There are no arrangements or understandings between the directors or senior management and any other person pursuant to which our directors or senior management have been selected for their respective positions.

Directors and Senior Management

Set forth below are the names of our current directors and executive officers, their ages (as of March 31, 2020), all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position
Matthew Kapusta	47	Chief Executive Officer, Executive Director and Chief Financial Officer
Robert Gut, M.D., Ph.D.	55	Chief Medical Officer, Executive Director
Philip Astley-Sparke	48	Chairman, Non-Executive Director
Madhavan Balachandran	69	Non-Executive Director
Jack Kaye	76	Non-Executive Director
David Meek	56	Non-Executive Director
David Schaffer, Ph.D.	49	Non-Executive Director
Paula Soteropoulos	52	Non-Executive Director
Jeremy Springhorn, Ph.D.	57	Non-Executive Director
Alexander Kuta, Ph.D.	60	Executive Vice President, Operations
Sander van Deventer, M.D., Ph.D.	65	Executive Vice President, Product and Research Development

MATTHEW KAPUSTA. Matthew Kapusta, age 47, has been Chief Executive Officer of uniQure since December 2016, and currently serves on the Company’s Board of Directors. Mr. Kapusta also has served as our Chief Financial Officer since joining uniQure in January 2015. Prior to joining uniQure, Mr. Kapusta was Senior Vice President at AngioDynamics (NASDAQ: ANGO) from 2011 to 2014, responsible for corporate development, strategic planning and national accounts. Prior to AngioDynamics, he served as Vice President, Finance and Strategic Planning and Analysis for Smith & Nephew Orthopaedics. Mr. Kapusta’s career also includes more than a decade of investment banking experience focused on emerging life sciences companies. Mr. Kapusta was Managing Director, Healthcare Investment Banking at Collins Stewart, and held various positions at Wells Fargo Securities, Robertson Stephens and PaineWebber. Mr. Kapusta holds a Master of Business Administration from New York University’s Stern School of Business, a Bachelor of Business Administration from University of Michigan’s Ross School of Business and earned his Certified Public Accountant license in 1996 while at Ernst & Young. We believe that Mr. Kapusta is qualified to serve as our CEO, Executive Director and Principal Financial Officer due to his broad expertise in the biotechnology and finance industries.

ROBERT GUT, M.D., Ph.D. Dr. Robert Gut, age 55, joined uniQure as our Chief Medical Officer in August 2018 and was elected as an executive director to our Board at the October 2018 extraordinary general meeting.  Dr. Gut was originally elected to the Board as a non-executive director in June 2018 He resigned that position in August 2018 to take the position of Chief Medical Officer because under Dutch law our non-executive directors are not able to hold executive positions with the Company.  Dr. Gut has more than 20 years of experience in the biopharmaceutical industry leading clinical development and medical affairs activities in hematology and other therapeutic areas. For the majority of his career, Dr. Gut served as Vice President, Clinical Development & Medical Affairs at Novo Nordisk Inc. (NYSE: NVO), where he headed the company’s U.S. Biopharm Medical organization with leading products in hemophilia, endocrinology and women’s health (NovoSeven®, Norditropin® and Vagifem®), totaling approximately $1.6 billion in U.S. revenue. Over his career, Dr. Gut’s contributions have helped achieve six FDA product approvals and three new product indications. Dr. Gut has supported the launch of nine new products, overseeing medical activities including medical science liaison team building and health economics and outcomes research. He has also served as a member of the Advisory Committees for Reproductive Health Drugs and Drug Safety and Risk Management for the FDA’s Center for Drug Evaluation and Research. Dr. Gut was appointed the Chief Medical Officer of Versartis, Inc. in September 2017 and received his Doctor of Medicine degree from the Medical University of Lublin, and his Doctorate degree from Lublin Institute of Medicine, Poland. He attended numerous postgraduate programs at Wharton, Stanford and Harvard Business School.

PHILIP ASTLEY-SPARKE.  Philip Astley-Sparke, age 48, has served as a member of our Board since June 2015 and as chairman since 2016. He was previously president of uniQure Inc. from January 2013 until February 2015 and was responsible for building uniQure’s U.S. infrastructure. Mr. Astley-Sparke is currently Chief Executive Officer and co-founder of Replimune Group, Inc. (NASDAQ: REPL), a company developing second-generation oncolytic vaccines. Mr. Astley-Sparke served as Vice President and General Manager at Amgen, Inc. (NASDAQ: AMGEN), a biopharmaceutical company, until December 2011, following Amgen’s acquisition of BioVex Group, Inc., a biotechnology company, in March 2011. Mr. Astley-Sparke had been President and Chief Executive Officer of BioVex Group, which developed the first oncolytic vaccine to be approved in the western world following the approval of Imlygic in 2015. He oversaw the company’s relocation to the U.S. from the UK in 2005. Prior to BioVex, Mr. Astley-Sparke was a healthcare investment banker at Chase H&Q/Robert Fleming and qualified as a Chartered Accountant with Arthur Andersen in London. Mr. Astley-Sparke has been a Venture Partner at Forbion Capital Partners, a venture capital fund, since May 2012 and serves as Chairman of the Board of Oxyrane, a biotechnology company. We believe that Mr. Astley-Sparke is qualified to serve as a Non-Executive Director due to his expertise and experience in the biotechnology industry.

MADHAVAN BALACHANDRAN. Mr. Balachandran, age 69, has served as a member of our Board since September 2017. Mr. Balachandran has been a director of Catalent (NYSE: CTLT) since May 2017.  Mr. Balachandran was Executive Vice President, Operations of Amgen Inc., a global biotechnology company, from August 2012 until July 2016 and retired as an Executive Vice President in January 2017. Mr. Balachandran joined Amgen in 1997 as Associate Director, Engineering. He became Director, Engineering in 1998, and, from 1999 to 2001, he held the position of Senior Director, Engineering and Operations Services before moving to the position of Vice President, Information Systems from 2001 to 2002. Thereafter, Mr. Balachandran was Vice President, Puerto Rico Operations from May 2002 to February 2007. From February 2007 to October 2007, Mr. Balachandran was Vice President, Site Operations, and from October 2007 to August 2012, he held the position of Senior Vice President, Manufacturing. Prior to his tenure at Amgen, Mr. Balachandran held leadership positions at Copley Pharmaceuticals, now a part of Teva Pharmaceuticals Industries Ltd., and Burroughs Wellcome Company, a predecessor before mergers of GlaxoSmithKline plc. Mr. Balachandran holds a Master of Science degree in Chemical Engineering from The State University of New York at Buffalo and an MBA from East Carolina University. We believe Mr. Balachandran is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

JACK KAYE. Jack Kaye, age 76, has served as a member of our Board since 2016. Mr. Kaye has also served as Chairman of the Audit Committee of Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) from 2006 to 2016 and is currently chairman of the Audit Committee and a member of the Compensation Committee of Dyadic International, Inc. (OTC: DYAI). Mr. Kaye began his career at Deloitte LLP, an international accounting, tax and consulting firm, in 1970, and was a partner in the firm from 1978 until May 2006. At Deloitte, he was responsible for servicing a diverse client base of public and private, global and domestic companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/Sarbanes-Oxley matters. Prior to retiring, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than 20 years. Mr. Kaye has a Bachelor of Business Administration from Baruch College and is a Certified Public Accountant. We believe that Mr. Kaye is qualified to serve as a Non-Executive Director due to his extensive accounting and financial experience.

DAVID MEEK. David Meek, age 56, has 30 years of experience in the pharmaceutical industry, where he has held various global executive positions in major pharmaceutical and biotechnology companies. In January 2020, Mr. Meek was appointed President & CEO of FerGene, a gene therapy biotech focused on cancer.  From July 2016 to December 2020, Mr. Meek was CEO and a member of the Board of Ipsen.  Prior to joining Ipsen, he was Executive Vice-President and President of the oncology division of Baxalta. He spent 2 years as CCO of Endocyte.  Mr. Meek also spent 8 years at Novartis as a global franchise head, CEO of Novartis Canada, and region head of oncology for northern, central and Eastern Europe.  He also spent 14 years at Johnson & Johnson and Janssen Pharmaceutica, where he held a variety of senior U.S. sales and marketing positions. Mr. Meek holds a B.A. from the University of Cincinnati.

DAVID SCHAFFER, PH.D. David Schaffer, age 49, has served as a member of our Board since January 2014. Dr. Schaffer is Professor of Chemical and Biomolecular Engineering, Bioengineering, and Neuroscience at

University of California Berkeley, a position he has held since 2007, as well as Director of the Berkeley Stem Cell Center since 2011. Dr. Schaffer is also co-founder and the current Chief Scientific Officer of 4D Molecular Therapeutics, a company specializing proprietary technology for gene therapy products. We entered into a collaboration and license agreement with 4D Molecular Therapeutics in January 2014. Previously, Dr. Schaffer was Assistant Professor from 1999 to 2005 and Associate Professor from 2005 to 2007 at the University of California, Berkeley Department of Chemical Engineering & Helen Wills Neuroscience Institute. He has served on the boards of the American Society for Gene and Cell Therapy and the Society for Biological Engineering. He has more than 25 years of experience in chemical and molecular engineering, and stem cell and gene therapy research, has over 210 scientific publications, and serves on six journal editorial boards and five industrial scientific advisory boards. Dr. Schaffer holds a Bachelor of Science degree in Chemical Engineering from Stanford University and a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology. Dr. Schaffer is not standing for reappointment to the Board for another term.

PAULA SOTEROPOULOS. Paula Soteropoulos, age 52, has served as a member of our Board since July 2013. Ms. Soteropoulos is an executive leader with more than 30 years of experience in the biopharma industry in areas of drug development, manufacturing, business development, global commercialization and company building. Since March 2020, she serves as Strategic Advisor to 5AM Ventures and is Executive Chairman of a 5AM Venture NewCo.  From January 2015 through September 2019, she served as President and Chief Executive Officer of Akcea Therapeutics (NASDAQ: AKCA). From July 2013 to December 2014, she served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc. Prior to this, Ms. Soteropoulos worked at Genzyme Corporation, a biotechnology company, from 1992 to 2013, most recently as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos holds a Bachelor of Science degree in chemical engineering and a Master of Science degree in chemical and biochemical engineering, both from Tufts University, and holds an executive management certificate from the University of Virginia, Darden Graduate School of Business Administration. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe Ms. Soteropoulos is qualified to serve as a Non-Executive Director due to her extensive experience in the biotechnology industry.

JEREMY SPRINGHORN, PH.D. Dr. Springhorn, age 57, has served as a member of our Board since September 2017. Since November 2017, Dr. Springhorn has been Chief Business Officer of Syros Pharmaceuticals (NASDAQ: SYRS), Inc. Prior to taking his position at Syros, Dr. Springhorn served as Partner, Corporate Development at Flagship Pioneering from March 2015 until June 2017 where he worked with VentureLabs in helping companies in various strategic and corporate development capacities and in creating next generation startups and with Flagship’s Corporate Limited Partners. Prior to joining Flagship, Dr. Springhorn was one of the original scientists at Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN), where he played an integral role in its antibody engineering capabilities and was one of the original inventors of the drug Soliris®. At Alexion Pharmaceuticals, Dr. Springhorn was Vice President of Corporate Strategy and Business Development from 2006 until March 2015. Dr. Springhorn started at Alexion in 1992 where he served in various leadership roles in R&D before switching to Business Development in 2006. Prior to 1992, Dr. Springhorn received his Ph.D. from Louisiana State University Medical Center in New Orleans and his BA from Colby College. Dr. Springhorn currently serves on the Board of Directors for NMD Pharma, Board of Advisors for Mythic Therapeutics and the Board of Visitors for Colby College. We believe Dr. Springhorn is qualified to serve as a Non-Executive Director due to his extensive experience in the biotechnology industry.

ALEXANDER KUTA, PH.D. Dr. Kuta, age 60, has served as our Senior Vice President Regulatory Affairs since January 2017.  Prior to joining uniQure, he was Vice President of Research & Development Global Regulatory Affairs for EMD Serono, responsible for immune-mediated diseases, oncology and biologics regulatory CMC, from January 2016 to September 2016.  He joined EMD Serono in April 2013 as Vice President, Head of US Regulatory Affairs; while at EMD Serono he served on the US Leadership Team.  From April 2012 to March 2013, Dr. Kuta was Vice President of Global Regulatory Affairs and a member of the Executive Leadership Team at Lantheus Medical Imaging. His previous industry experience includes senior regulatory leadership roles at AMAG Pharmaceuticals (NASDAQ: AMAG) from August 2010 to April 2012 as well as Genzyme Corporation from August 1995 to July 2010 where he worked in the areas of rare diseases, cell and gene therapy, therapeutic proteins and biomaterials.  Prior to joining industry, he was Chief of the Cytokine and Gene Therapy Branch in the Center for Biologics at FDA from January 1993 to August 1995 and a Scientific Reviewer from January 1990 to January 1993.  Dr. Kuta has served on the BIO Regulatory Affairs Leadership Committee - Cell and Gene Therapy Working Group, as reviewer for the National Gene Vector Laboratories program, on the ICH (M6) Gene Therapy Working

Group and is currently on the scientific review board of the Gene Therapy Resource Program of NHLBI/NIH. Dr. Kuta holds a Bachelor of Science degree from Saint John’s University, Collegeville, MN and a Ph.D. from the Chicago Medical School at Rosalind Franklin U-Med & Science. He conducted his post-doctoral studies at the National Cancer Institute/National Institutes of Health.

SANDER VAN DEVENTER, M.D., Ph.D. Dr. Sander van Deventer, age 65, is one of our co-founders and currently serves as our Executive Vice President, Program and Research Development.  Prior to rejoining the Company in 2017, he served as a member of our Board from April 2012 until September 2017 and served as member of the AMT supervisory board from April 2010 to April 2012. He served as our interim Chief Executive Officer from February to October 2009. He has been Professor of Translational Gastroenterology at the Leiden University Medical Center since 2008 and is a partner of Forbion Capital Partners, which he co-founded in 2006. He serves on the board of Hookipa Biotech. He was previously a professor, head of the department of experimental medicine and chairman of the department of gastroenterology of the Academic Medical Center at the University of Amsterdam from 2002 to 2004, and subsequently professor of experimental medicine at the University of Amsterdam Medical School until 2008. Dr. van Deventer is currently a professor at Leiden University Medical Center. He has more than 20 years of experience in biotechnology product development. He is the author of more than 400 scientific articles in peer-reviewed journals, and he serves as an advisor to regulatory authorities including the EMA and FDA. Dr. van Deventer holds a degree in medicine as well as a Ph.D. from the University of Amsterdam.

Risk Oversight

Generally, the Board, in its advisory capacity, and the Company’s management regularly review the Company’s strategic plan which includes, among other things, the various business, clinical, developmental, financial and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, pursuant to the Company’s Corporate Governance Guidelines and Board Rules, the Board is charged with assessing major risks facing the Company and reviewing options to mitigate such risks. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Board has delegated certain risk oversight responsibilities to its committees (the “Committees”). Each of our Board’s Committees also oversees the management of the Company’s risk that falls within each Committee’s areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors. For example, the Audit Committee is required to regularly review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate.  The Compensation Committee considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company’s employees.  All Committees are required, pursuant to their respective charters, to report regularly to the Board.  The activities of the Audit, Nominating and Corporate Governance and Compensation Committees are more fully described below.

Board Determination of Director Independence

Our securities are listed on the Nasdaq Global Select Market (“Nasdaq”) and we use the standards of “independence” prescribed by rules set forth by Nasdaq.  Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors.  In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and, in the case of audit committees, satisfy additional independence criteria set forth in Rule 10A-3, under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that each of Philip-Astley Sparke, Madhavan Balachandran, Jack Kaye, David Meek, Paula Soteropoulos, and Jeremy Springhorn has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq rules and the SEC.  Our Board has determined that each of Matthew Kapusta, Robert Gut and David Schaffer do not qualify as “independent” under the Nasdaq rules.  Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC rules and the Nasdaq rules, as applicable, and that the current members of the Nominating and Corporate Governance Committee are also independent.  In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Board Meetings

The Board met 11 times during the calendar year ended December 31, 2019.  Each of our directors attended at least 75% of the meetings of the Board and the Committees on which he or she served during the year ended December 31, 2019 (in each case, which was held during the period for which he or she was a director and/or a member of the applicable Committee).  Mr. Astley-Sparke, Mr. Balachandran, Dr. Gut, Mr. Kapusta, Mr. Meek, and Ms. Sotoropoulous attended our 2019 Annual General Meeting of Shareholders held on June 19, 2019.  The Company encourages its directors to attend the annual general meeting of shareholders. Executive sessions, or meetings of the independent directors without management present, are held regularly.

Committees and Committee Meetings

The Board has a standing Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Research and Development Committee, each of which is comprised solely of independent directors, and is described more fully below. The members of each Committee are appointed by our Board.  From time to time, the Board may establish other committees.  Below is a description of the four principal Committees of our Board.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is currently comprised of Jack Kaye, Philip Astley-Sparke and Jeremy Springhorn. Mr. Kaye serves as the Chair of the Audit Committee.  The Audit Committee has determined that Mr.  Kaye is an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and has the level of financial sophistication required by Nasdaq Rule 5605(c)(2)(A).  Each of Mr. Kaye, Mr. Astley-Sparke and Dr. Springhorn satisfies the director independence standards and the independence standards for members of the Audit Committee established by SEC and Nasdaq.

As noted above, the Audit Committee is governed by the Audit Committee Charter.  A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom — Corporate Governance — uniQure Audit Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Audit Committee’s other responsibilities include recommending the selection of our independent registered public accounting firm; reviewing with the Company’s independent registered public accounting firm the procedures for and results of their audits; reviewing with the independent accountants and management our financial reporting,  internal controls and internal audit procedures; reviewing and approving related party transactions; and reviewing matters relating to the relationship between the Company and our independent registered public accounting firm, including the selection of and engagement fee for our independent registered public accounting firm, and assessing the independence of the independent registered public accounting firm.  The Audit Committee has the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties.

The Audit Committee met 5 times during 2019.

Compensation Committee

The Compensation Committee is currently comprised of Madhavan Balachandran, Jack Kaye and David Meek.  Mr. Balachandran serves as the Chair of the Compensation Committee. Each of Mr. Balachandran, Mr. Kaye, and Mr. Meek satisfies the director independence standards and the independence standards for members of the Compensation Committee established by the SEC and Nasdaq. The Compensation Committee is governed by the Compensation Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom — Corporate Governance —  uniQure Compensation Committee Charter.” In addition to the risk oversight responsibilities discussed above, the Compensation Committee’s other responsibilities include reviewing and approving or recommending to the Board for approval, as appropriate, the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers; overseeing the evaluation of the Company’s senior executives; reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and administering our stock option plans.

Without further action from the Board, the Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation and is empowered to pay compensation to such consultants and other outside advisors. The Compensation Committee retained Willis Towers Watson to act as a compensation consultant during the year ended December 31, 2019 to assist in designing and reviewing our management and director compensation programs. For further information, please refer to “Compensation Discussion and Analysis,” below.

The Compensation Committee met 10 times during 2019.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Jeremy Springhorn, Philip Astley-Sparke and Paula Soteropoulos.  Dr. Springhorn currently serves as the Chair of the Nominating and Corporate Governance Committee. Each of Dr. Springhorn, Ms. Soteropoulos and Mr. Astley-Sparke satisfy the independence standards established by SEC and Nasdaq. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom — Corporate Governance — uniQure Nominating and Corporate Governance Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee’s other responsibilities include identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual general meetings of shareholders; recommending to the Board nominees for each Committee; developing and recommending to the Board corporate governance principles applicable to the Company; and leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee met 7 times during 2019.

Research and Development Committee

The Research and Development Committee is currently comprised of Jeremy Springhorn, Philip Astley-Sparke and Paula Soteropoulos.  Dr. Springhorn currently serves as the interim Chair of the Research and Development Committee. Each of Dr. Springhorn, Ms. Soteropoulos and Mr. Astley-Sparke satisfy the independence standards established by SEC and Nasdaq. The Research and Development Committee is governed by the Research and Development Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom — Corporate Governance — uniQure Research and Development Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Research and Development Committee’s other responsibilities include: serving as an advisory body to the Board in matters related to the Company’s technology, research and development activities, product pipeline, and manufacturing platform (the “Company’s Technology”); advising the Board on the strategic direction of the Company with respect to the Company’s Technology; and evaluating the function and effectiveness of the Company’s research, development, manufacturing operations, clinical operations, and other technical, scientific and medical operations.

The Research and Development Committee was formed in December 2019 and did not meet in 2019.

Polices Governing Director Nominations

Director Nomination Process

Our Board is responsible for selecting its own members for appointment. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members for purposes of obtaining the appropriate members and skills. The Nominating and Corporate Governance Committee recommends, and the non-executive directors nominate, candidates to stand for appointment as directors.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Candidates recommended by shareholders and other stakeholders are given appropriate consideration in the same manner as other candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates as director nominees for appointment to the Board for the Board’s approval.

Qualifications

The Nominating and Corporate Governance Committee may receive from shareholders and others recommendations for nominees for appointment to the Board and recommend to the Board candidates for Board membership for consideration by the shareholders at the annual general meeting of shareholders. In recommending candidates to the Board, the Nominating and Corporate Governance Committee takes into consideration the Board’s criteria for selecting new directors, including, but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and a commitment to understanding the Company’s business and its industry and the ability of the candidate to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any Board candidate. We do however consider diversity in reviewing director candidates and do not discriminate on the basis of race, religion, sexual orientation, sex or national origin. In order for the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability, regardless of other characteristics.

Any Shareholder wishing to recommend a candidate for Board membership should submit the recommendation in writing to Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands. The written submission should set forth the candidate’s qualifications as specified in the uniQure Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee will consider all candidates recommended by Shareholders who satisfy the minimum qualifications for director nominees and Board member attributes.

Code of Business Conduct and Ethics and Corporate Governance Guidelines and Board Rules

We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer and Chief Financial Officer.  The code of business conduct and ethics is available on our website at www.uniqure.com under “Investors & Newsroom — Corporate Governance —

uniQure Code of Business Conduct and Ethics.”  We have also adopted corporate governance guidelines and board rules which are applicable to the company’s management and are available on our website at www.uniqure.com under “Investors & Newsroom — Corporate Governance — uniQure Corporate Governance Guidelines and Rules for the Board of Directors”.

In addition to the Listing Rules of the Nasdaq Global Select Stock Market and rules and regulations as promulgated by the SEC, as a Dutch company, our governance practices are governed by the Dutch Corporate Governance Code.  The Dutch Corporate Governance Code (as amended) contains a number of principles and best practices, with an emphasis on integrity, transparency, and accountability as the primary means of achieving good governance.

There is considerable overlap between the requirements we must meet under U.S. rules and regulations and the provisions of the Dutch Corporate Governance Code.  Although we apply several provisions of the Dutch Corporate Governance Code, as a “domestic” issuer, we comply with the Nasdaq corporate governance requirements.

In accordance with the Dutch Corporate Governance Code’s compliance principle of “apply-or-explain,” which permits Dutch companies to be fully compliant with the Dutch Corporate Governance Code by either applying the Dutch practices or explaining why the company has chosen to apply different practices, we disclose in our Dutch statutory annual report that accompanies our Dutch statutory annual accounts to what extent we do not apply provisions of the Dutch Corporate Governance Code, together with the reasons for those deviations.  Our Dutch statutory annual report may be found on the “Investors & Newsroom — Events and Presentations” section of our website at http://www.uniqure.com/investors-newsroom/events-presentations.php.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our Ordinary Shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us we believe that our executive officers, directors, and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner during the 2019 calendar year, except as listed below:

Reporting Person	Filing Due Date	Date Filed	Filing
Jack Kaye	January 30, 2019	January 31, 2019	Form 4
Jack Kaye	January 30, 2019	January 31, 2019	Form 4

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Pre-Approval Policy Regarding Related Party Transactions

The Board has adopted a related party transactions policy, pursuant to which the Chief Financial Officer and the Audit Committee are charged with reviewing and approving or disapproving related party transactions.  A “Related Party Transaction” under the policy means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) where the amount involved or proposed to be involved exceeds $120,000 (or its equivalent in any currency), in which the Company or any of its controlled subsidiaries was, is or will be a participant (i.e., not necessarily a party) and in which any Related Party, as defined below, had, has or will have a direct or indirect material interest. The “Related Party Transactions Policy” supplements the provisions in the Company’s Code of Business Conduct and Ethics concerning potential conflict of interest situations. Pursuant to the policy, compensation of directors and senior management are reviewed and approved by the Compensation Committee.

This written policy covers transactions or series of transactions in which the Company or any subsidiary participates and a “Related Party” has or will have a direct or indirect material interest. For purposes of this policy, a “Related Party” is:

•                  Each director and executive officer of the Company and any person who was serving as a director and/or executive officer at any time since the beginning of the Company’s last fiscal year;

•                  Any nominee for appointment as a director of the Company;

•                  Any security holder who is the beneficial owner or record holder of more than 5% of any class of the Company’s voting securities;

•                  Any immediate family member of any of the foregoing persons. An “immediate family member” includes the spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the household of a director, executive officer, director nominee or greater than 5% security holder of the Company; and

•                  Any entity that employs any person identified in the above or in which any person identified in the above directly or indirectly owns or has a material interest.

Pursuant to the Related Party Transactions Policy, each Company executive officer, director or nominee for director or any other officer or employee who intends to cause the Company to enter into a related party transaction must fully disclose to the Chief Financial Officer all material facts concerning a prospective transaction or arrangement involving the Company in which such person may have an interest. The Chief Financial Officer will review the information and make a preliminary, written conclusion as to whether the transaction is a related party transaction.  If the preliminary conclusion is that the transaction would be a related party transaction, the Chief Financial Officer will present the information and his conclusion to the Audit Committee for review. If a member of the Audit Committee is involved in the transaction, that member will not participate in determining whether the related party transaction is approved or ratified by the Audit Committee. Annually, the Audit Committee will review any previously approved or ratified related party transactions that are continuing and determine based on then-existing facts and circumstances.

Before any related person transaction is approved, the following factors are to be considered:

•                  The Related Party’s interest in the transaction;

•                  The approximate value of the aggregate amount involved in the transaction;

•                  The approximate value of the amount of the Related Party’s interest in the transaction;

•                  A summary of the material terms of and facts relating to the transaction, including any documentation or proposed documentation for the transaction, and identification of the area(s) of the Company’s business directly relevant to the transaction;

•                  Where the transaction involves the purchase or sale of products, property or services, the availability of comparable products, property or services from or to (as applicable) unrelated third-party sources;

•                  Whether the transaction was undertaken in the ordinary course of business of the Company;

•                  An assessment of whether the transaction’s terms are comparable to terms available from or to (as applicable) unrelated third parties in an arms-length transaction;

•                  The purpose of, and the potential benefits to the Company of the transaction; and

•                  Any other information regarding the transaction or the Related Party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Approval of a transaction under the policy will be granted only if it is determined that, under all of the circumstances, the transaction is in, or not inconsistent with, the best interests of the Company.

Review of Related Party Transactions

Since January 1, 2019, we have engaged in the following transactions with the members of our Board, senior management, parties that held more than 5% of our Ordinary Shares during that period, and their affiliates, which we refer to as our related parties. Each of these transactions was approved in accordance with our Related Transactions Policy.

Grants of Options to Related Parties

We grant options to members of the Board and senior management.  Details of options granted are included within the beneficial ownership table below.

4D Molecular Therapeutics Collaboration

In January 2014, we entered into a collaboration and license agreement with 4D Molecular Therapeutics, or 4DMT.  4DMT is a company co-founded by Dr. David Schaffer, and he currently serves as the Chief Scientific Officer. Dr. Schaffer was appointed to our Board in January 2014 pursuant to the terms of that collaboration and license agreement.  In connection with this transaction, we agreed to provide specified research and development financing, and were obligated to make certain upfront, royalty and milestone payments. In August 2019, we entered into an amended and restated collaboration and license agreement (“Amended CLA”), as well as a separate new collaboration and license agreement (“New CLA”) with 4DMT. Pursuant to the terms of the Amended CLA, we received from 4DMT an exclusive sublicensable, worldwide license under certain 4DMT intellectual property rights to research, develop, make, use and commercialize previously selected AAV capsid variants and certain associated products using 4DMT proprietary AAV technology for delivery of gene therapy constructs to cells in the central nervous system and the liver (the “Field”). In accordance with the New CLA, the parties agreed to research and develop, at 4DMT’s cost, new AAV capsid variants using 4DMT proprietary AAV technology for delivery of up to six additional transgene constructs in the Field that will be selected by us.  Dr. Schaffer is not standing for reappointment to the Board for another term.

BMS

In April 2015, we and Bristol Myers Squibb (“BMS”) entered into various commercial and investment agreements providing BMS exclusive access to uniQure’s gene therapy technology platform for multiple targets in cardiovascular and other target-specific disease areas. We received $50 million in upfront payments upon effectiveness of the licensing and collaboration transaction in May 2015. An additional $15 million payment was received in July 2015 upon designation of three additional collaboration targets by BMS.  We recognized $5.0 million in license revenue from BMS for the year ended December 31, 2019 (2018: $7.5 million).

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the number of our Ordinary Shares beneficially owned as of April 13, 2020 by (i) each person known by us to beneficially own more than five percent of our voting securities, (ii) each named executive officer, (iii) each of our directors, (iv) each of our director nominees, and (v) all of our current named executive officers and directors as a group.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares that could be issued upon the exercise of outstanding equity awards and warrants held by that person that are currently exercisable or exercisable within 60 days of April 13, 2020 are considered outstanding.  As of April 13, 2020, we had 44,299,596 Ordinary Shares outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to our Ordinary Shares.

Unless otherwise noted below, the address of each director and named executive officer is c/o uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

Name and Address of	Ordinary Shares Beneficially Owned
Beneficial Owner	Number	Percent
5% or Greater Shareholders (“Major Shareholders”):
ForUniQure B.V. (1)	4,531,521	10.23%

FMR, LLC (2)	4,361,992	9.85%

Federated Hermes Inc (3)	3,011,446	6.79%

Redmile Group L.L.C (4)	2,553,325	5.68%

Nantahala Capital Management, LLC (5)	2,486,838	5.61%

Bristol-Myers Squibb Company (6)	2,388,108	5.39%

Directors and Named Executive Officers(7)

Matthew Kapusta	666,017	1.48%

Sander van Deventer, Ph. D.	144,779	0.33%

Alexander E Kuta, Ph.D.	93,596	0.21%

David Schaffer, Ph.D.	70,200	0.16%

Philip Astley-Sparke	57,690	0.13%

Jack Kaye	46,813	0.11%

Paula Soteropoulos	38,108	0.09%

Robert Gut, M.D., Ph.D.	34,102	0.05%

Madhavan Balachandran	23,940	0.05%

Jeremy P. Springhorn, Ph.D.	23,940	0.05%

David Meek	13,636	0.03%

Directors and Named Executive Officers Total (7)	1,212,821	2.66%

Major Shareholders, Directors and Named Executive Officers Total	20,401,271	46.22%

(1)              The registered office of Forbion 1, ForUniQure and Forbion Management is Gooimeer 2-35, 1411DC Naarden, The Netherlands. The number of shares reported is based solely on Schedules 13G/A filed by ForUniQure B.V. and Forbion I Management B.V. on February 14, 2020. Forbion’s beneficial ownership consists of (i) 4,376,883 Ordinary Shares held by ForUniQure B.V., or ForUniQure, (ii) 9,859 Ordinary Shares held by Forbion Management, and (iii) 11,023 Ordinary Shares and options to purchase 133,757 Ordinary Shares held by Dr. van Deventer, or SvD. Forbion 1 Management B.V. or Forbion 1, the director of ForUniQure and Forbion Management may be deemed to have voting and dispositive power over the Ordinary Shares held by ForUniQure and Forbion Management. Forbion 1, the director of ForUniQure, has voting and investment power over the shares held by ForUniQure, which are exercised through Forbion’s investment committee, consisting of H. A. Slootweg, M. A. van Osch, G. J. Mulder and Dr. van Deventer. None of the members of the investment committee have individual voting and investment power with respect to such shares, and the members disclaim beneficial ownership of such shares except to the extent of their proportionate pecuniary interests therein. In addition to serving on Forbion’s investment committee, Dr. van Deventer is a partner of Forbion Capital Partners, which acts as the investment advisor to the directors of ForUniQure and Forbion 1. Dr. van Deventer disclaims beneficial ownership of such Ordinary Shares, except to the extent of his pecuniary interest therein.

(2)              The registered office of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210, United States. The number of shares reported is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by FMR, LLC on February 7, 2020.

(3)              The registered office of Federated Hermes Inc. is 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3770, United States. The number of shares reported is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by Federated Hermes Inc on February 14, 2020.

(4)              The registered office of Redmile Group LLC is One Letterman Drive Building D Suite D3-300, San Francisco, California 94129, United States. The number of shares reported is based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR, LLC on February 14, 2020.

(5)              The registered office of Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840, United States. The number of shares reported is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by Nantahala Capital Management, LLC on February 14, 2020.

(6)              The registered office of Bristol-Myers Squibb Company is 345 Park Avenue, New York, New York 10154, United States. The number of shares reported is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Bristol-Myers Squibb Company on August 17, 2015.

(7)             The persons listed below hold options to purchase the number of Ordinary Shares shown that are currently exercisable or become exercisable within 60 days of April 13, 2020, as well as the number of outstanding Ordinary Shares shown:

Name	Options to Purchase Ordinary Shares	Outstanding Ordinary shares
Matthew Kapusta	472,807	193,210
Sander van Deventer, Ph.D.	133,756	11,023
Alexander E. Kuta, Ph.D.	88,114	5,482
David Schaffer, Ph.D.	27,685	42,515
Philip Astley-Sparke	51,685	6,005
Jack Kaye	32,685	14,128
Paula Soteropoulos	35,685	2,423
Robert Gut, Ph.D.	32,982	1,120
Madhavan Balachandran	17,935	6,005
Jeremy Springhorn, Ph.D.	17,935	6,005
David Meek	11,128	2,508
Directors and Named Executive Officers Total	922,397	290,424

Securities Authorized for Issuance under Equity Compensation Plans

The table below provides information about our Ordinary Shares that may be issued under our 2014 Amended and Restated Share Option Plan (the “2014 Restated Plan”), our predecessor plans and outside these plans as of April 13, 2020:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2012 Equity Incentive Plan (Equity Compensation Plan Approved by Security Holders)	14,000	$8.84	(2)	—
2014 Restated Plan (Equity Compensation Plan Approved by Security Holders)	3,641,327	$20.98	(3)	2,394,684
Equity Compensation Plans Not Approved by Security Holders (4)	98,000	$5.32		—	(5)
Total	3,753,327	$20.52		2,394,684

(1)              The exercise price for our RSU and PSU awards is $0.00 and is included in the weighted-average exercise price of outstanding options, warrants and rights.

(2)              The exercise price of outstanding options is denominated in euro and translated to $ at the foreign exchange rate as of April 13, 2020.

(3)              These PSU Awards are measured at target for the outstanding performance-based awards.

(4)              These awards include inducement grants entered into by the Company outside of the 2014 Restated Plan and the predecessor plans.

(5)              At the 2019 Annual General Meeting, our Board was granted the authority to issue a maximum of 19.9% of the Company’s aggregate issued capital outside of a public offering.  Ordinary Shares may be issued as part of inducement or other option grants but are not restricted to that purpose.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

We have reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with uniQure’s management, and based upon such review and discussion, we recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

The Compensation Committee

/s/ Madhavan Balachandran
Madhavan Balachandran

/s/ Jack Kaye
Jack Kaye

/s/ David Meek
David Meek

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) explains our compensation philosophy, policies and decisions for 2019 for the following executives, whom we refer to in this CD&A and in the following tables as our named executive officers:

Named Executive Officer	Title
Matthew Kapusta	Chief Executive Officer and Chief Financial Officer
Dr. Robert Gut	Chief Medical Officer
Dr. Alexander Kuta	Executive Vice President, Operations
Dr. Sander van Deventer	Executive Vice President, Product and Research Development

Executive Summary

Our Business

We are a leader in the field of gene therapy, seeking to develop one-time administered treatments with potentially curative results for patients suffering from genetic and other devastating diseases. We are working to advance a focused pipeline of innovative gene therapies that have been developed both internally and through partnerships, such as our collaboration with Bristol Myers-Squibb focused on cardiovascular diseases. We believe our gene therapy technology platform and manufacturing capabilities provide us distinct competitive advantages, including the potential to reduce development risk, cost and time to market. We produce our adeno-associated virus based, or AAV-based, gene therapies in our own facilities with a proprietary, commercial-scale, current good manufacturing practices (“cGMP”) and compliant, manufacturing process. We believe our Lexington, Massachusetts-based facility is one of the world’s leading, most versatile, gene therapy manufacturing facilities.

2019 Performance and Achievements

In 2019 and early 2020, our named executive officers played critical roles in the achievement of our goal to advance and expand our pipeline of leading gene therapy product candidates.

We had significant achievements related to our lead product candidate, etranacogene dezaparvovec or AMT-061.  In January 2019, the first patient was treated in our HOPE-B pivotal study of etranacogene dezaparvovec in hemophilia B, after completing the six-month lead-in phase. In September 2019, we achieved full patient enrollment in the lead-in phase of our HOPE-B study.  Additionally, following the completion of the dosing of a Phase IIb dose-confirmation study of etranacogene dezaparvovec in 2018, we were able to announce updated data on several occasions throughout the year.  The 52-week follow-up data in the Phase IIb study showed that all three patients had stabilized and sustained factor IX activity at therapeutic levels after the one-time administration of etranacogene dezaparvovec.

We also achieved significant milestones in our AMT-130 program for our recombinant AAV5 vector carrying a DNA cassette encoding a microRNA that non-selectively lowers or knocks-down human huntingtin protein in Huntington’s disease patients.   In January 2019, we announced that the U.S. Food and Drug Administration (FDA) completed its review of the Company’s Investigational New Drug (IND) application for AMT-130.  Following that review, our IND became effective, which allowed us to begin our planned Phase I/II study.  In April 2019, the U.S. Food and Drug Administration (FDA) granted Fast Track designation for AMT-130.  Preparations are underway to initiate the world’s first clinical study of a one-time administered therapy for the treatment of Huntington’s disease.

Additionally, in September 2019, we also took a significant step in providing long-term financial stability for the Company by closing on our underwritten public offering of a total of 5,625,000 of our ordinary shares at a public offering price of $46.00 per share. The gross proceeds to the Company from the offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by uniQure, was approximately $259 million, which we expect will provide the Company with funding into the 2022 fiscal year.

Compensation Philosophy and Principles

We operate in a competitive, rapidly changing and heavily-regulated industry. The long-term success of our business requires us to be resourceful, adaptable, and innovative. The skills, talent, and dedication of our executive officers are critical components to our success and the future growth of the company. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain, and incentivize the best possible talent.

The Compensation Committee has established core objectives for our compensation programs, which are underpinned by a focus on elements that attract and retain the talent we believe is necessary to successfully lead uniQure and our employees globally

Pay for performance

Motivate and reward our senior management to achieve established business and individual objectives

Align interests with our shareholders

Align compensation with the value realized by our shareholders

Use “at risk” compensation to incentivize executives

Use “at risk,” or variable, compensation to align the interests with those of our shareholders over time and contribute to the achievement of both short- and long-term goals

Attract and retain talented executives

Provide compensation opportunities and policies that are competitive with similarly sized biotechnology companies

How We Determine Executive Compensation

Compensation Oversight

The Compensation Committee is composed solely of independent directors, who at the end of 2019 were Madhavan Balachandran, Jack Kaye and David Meek, with Mr. Balachandran serving as the Committee Chair.  The Chair of the Board, Philip Astley-Sparke is invited to attend meetings, but is not a formal member.

Details of the Compensation Committee’s duties are fully set out in the Compensation Committee’s charter, which can be found on our website: http://uniqure.com/investors-newsroom/corporate-governance.php.

The overarching purpose of the Compensation Committee is to oversee the manner in which the Board discharges its responsibilities relating to uniQure’s compensation policies, plans and programs for uniQure’s executive officers and directors.

The Compensation Committee is wholly accountable for any changes in compensation for the Chief Executive Officer, and the Chief Executive Officer is not included in any discussions regarding changes to his own compensation. For other named executive officers, recommendations are made by the Chief Executive Officer and subsequently reviewed and approved by the Compensation Committee. Overall compensation for our named executive officers may increase or decrease year-to-year based upon, among other things, his or her annual performance or changes in his or her responsibilities.

The Annual Committee Process

The Compensation Committee typically meets six or more times a year to consider the following items:

Quarter	Typical Meeting Topics
Q1

•                  Determine corporate goals for current year;

•                  Determine executive compensation for current year, including base salary, and bonus for prior year, target bonus for current year, and long-term equity incentives;

•                  Determine director compensation, including cash and equity compensation; and

•                  Determine employee equity grants; and adopt terms of annual incentive bonus plan for current year.

Q2	• Assess prior year activities and Compensation Committee performance; and • Plan compensation cycle through remainder of current year and into following year.

Q3

•                  Review Compensation Committee Charter;

•                  Review with compensation consultant best practices related to disclosure and director and executive compensation; and

•                  Engage compensation consultant for work associated with upcoming compensation cycle.

Q4

•                  Review compensation peer group;

•                  Review information provided by compensation consultant, including comparable data related to director and executive compensation; and

•                  Perform initial evaluations for the year-ahead of target executive compensation (including cash and equity compensation), director compensation (including cash and equity compensation), employee equity grants, and terms of annual incentive bonus plan for upcoming year.

Additional meetings are scheduled on an as needed basis, and in 2019 the Committee met 10 times.

Use of an Independent Advisor

As set out in its Charter, the Compensation Committee has the authority to retain outside consultants to provide independent advice to the Committee.  In 2019 the Committee retained Willis Towers Watson (“WTW”) as its independent compensation consultant.  WTW reported directly to the Compensation Committee and took direction from the Chair of the Committee.  Having assessed WTW’s independence pursuant to SEC rules and Nasdaq listing rules, the Compensation Committee concluded that the work of WTW did not raise any conflicts of interest.

During the year, WTW provided assistance in designing and reviewing our management and director compensation programs, including reviewing the compensation peer group, providing market data on all aspects of compensation, reviewing long-term incentive grant practices, and attended Compensation Committee meetings and provided general advice.

The Compensation Committee considered the analysis and advice from WTW, as well as support and insight from management when making compensation decisions.

Managing Compensation-Related Risk

uniQure operates in a highly regulated and competitive sector, and managing risk is embedded in the manner in which the Company is run and operates.  The Board has delegated to the Compensation Committee responsibility to oversee compensation-related risk.

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices as part of our annual risk assessment performed by management and reported to and discussed with the Board.  The Compensation Committee has determined that uniQure’s compensation policies and practices do not encourage executives to take excessive risks given that the various elements of the policies and practices diversify the risks associated with any single element of the executives’ compensation.

Compensation Peer Group

Given the fast-paced nature of our sector, the Compensation Committee reviews the constituents of the compensation peer group on an annual basis, with the support of WTW, to ensure they remain relevant and appropriate for comparisons. The Compensation Committee, with advice received from WTW, selected companies for our 2019 peer group through a screening process that considered publicly traded biopharmaceutical companies similar to us in number of employees, market capitalization and stage of product development. Based on the screening criteria, nine companies were removed from the peer group compared to the prior year, and eight new companies were added.

Retained Companies (n=9)	Removed Companies (n=9)	New Companies (n=8)
• Arrowhead Pharmaceuticals • Blueprint Medicines • Dynavax Technologies • Epizyme • Invitae • Regenxbio • Revance Therapeutics • Sangamo Therapeutics • Spark Therapeutics	• Adverum Biotechnologies • Applied Genetic Technologies • Celldex Therapeutics • Concert Pharmaceuticals • Genocea Biosciences • NewLink Genetics • Vital Therapies • T2 Biosystems • XBiotech	• Alder Biopharmaceuticals • Arena Pharmaceuticals • Denali Therapeutics • Editas Medicine • Intellia Therapeutics • MyoKardia • Voyager Therapeutics • Wave Life Sciences

The primary reasons for an exclusion or addition was to reflect therapeutic relevance or to meet appropriate size parameters.  As a result, the 2019 compensation peer group, which was approved in September 2018, comprised the following 17 companies:

• Alder Biopharmaceuticals • Arena Pharmaceuticals • Arrowhead Pharmaceuticals • Blueprint Medicines • Denali Therapeutics	• Dynavax Technologies • Editas Medicine • Epizyme • Intellia Therapeutics • Invitae • MyoKardia • Regenxbio	• Revance Therapeutics • Sangamo Therapeutics • Spark Therapeutics • Voyager Therapeutics • Wave Life Sciences

The peer companies had market capitalizations that ranged from approximately $697 million to $3.03 billion and a number of employees that ranged from 89 to 594. At the time the analysis was conducted, we had approximately 202 employees and a market capitalization of approximately $1.46 billion.

The Compensation Committee determined that uniQure’s size relative to the peer group was appropriate for the purpose of compensation comparisons.  At the time of approval, uniQure ranked at the 57th percentile for market capitalization, at the 99th percentile for one-year Total Shareholder Return (“TSR”), at the 54th percentile for revenue and at the 88th percentile for headcount.  For roles where insufficient proxy statement data was available to inform market comparisons, the Committee additionally referenced survey data provided by WTW and Radford for similarly sized biotech and biopharma companies.

Compensation Elements

At the 2016 Annual General Meeting, uniQure shareholders approved our Remuneration Policy, which sets out the structure for the compensation granted to our senior managers, including the Chief Executive Officer and other named executive officers. The full policy can be found on our website: http://uniqure.com/investors-newsroom/corporate-governance.php.

In summary, our compensation program is designed to be straightforward in nature with five core elements, the first three of which are compensation related and the last two are benefits reflecting local market practices for each named executive officer.

Element	Purpose	Key Features
Base Salary	Provide market-competitive fixed compensation Attract exceptional talent in the relevant market

•                  Fixed cash compensation

•                  Reviewed annually

•                  Value informed by market levels for executives with comparable qualifications, experience and responsibility, coupled with the nature, scope and impact of the role

•                  Target approximately 50th percentile of market peers, considering the factors noted above

Short-Term Incentive (Annual Cash Bonus)	Reward for achievement of pre-defined criteria in areas of strategic importance to uniQure Align compensation with Company performance

•                  Subject to the approval of the Board in its discretion

•                  Discretionary variable cash compensation ranging from 35% to 55% of annual Base Salary in 2019

•                  Maximum opportunity capped at 150% of target

•                  Objectives based solely on corporate performance for the Chief Executive Officer, and a combination of corporate (80%) and individual (20%) performance for the other named executive officers

•                  Corporate and individual targets established in the beginning of each year

•                  Assessment against the predetermined targets informs actual cash bonus that is awarded

•                  Target opportunity informed by levels in the market, with reference to the 50th – 75th percentile

Long-Term Incentives (Equity Awards)	Align long-term interests with shareholders Reward sustainable value creation Encourage retention

•                  Subject to the approval of the Board in its discretion

•                  Annual awards of variable equity-based compensation

•                  2019 awards were a mix of stock options, restricted stock units and performance stock units

•                  Stock options have a ten-year term, with 25% vesting after one year and then rateably on a quarterly basis

•                  Restricted stock units vest rateably on an annual basis over three years

•                  Performance stock units are earned based on the Company’s performance against corporate objectives, as determined and assessed by the Board. These awards have a pay-out range of 0% - 150% of target and vest after three years

Pension and Retirement Savings Plans	Provide market-competitive retirement benefits

•                  Based on local market practice

•                  U.S.-based named executive officers are eligible to participate in a qualified 401(k) Plan with matching of up to 3% of base salary

•                  Netherlands-based named executive officers are eligible to participate in a defined contribution pension plan

Other Benefits	Provide market competitive benefits focused on well-being

•                  An Employee Stock Purchase Plan (“ESPP”) is offered to all eligible employees, which includes eligible named executive officers

•                  ESPP allows for purchase of discounted Ordinary Shares through accumulated payroll deductions

•                  Medical, dental and vision health care plans with premiums paid by the company for U.S.-based named executive officers

•                  Up to four weeks of paid time off

•                  Company-paid life insurance and short-term and long-term disability, with some employee contribution

•                  Tuition reimbursement

•                  Fitness membership reimbursement

Target Pay Mix

A significant portion of our named executive officers’ target compensation is variable and at-risk, short term incentives (“STI”) and long term incentives (“LTI”) maximizing alignment with our shareholders and long-term value creation.

In 2019, the target compensation mix for the CEO, of which 85% was at-risk, is detailed below:

We do not specify a target mix of salary, STI and LTI compensation for our other named executive officers, but we use target a range of approximately 60% - 65% for the at-risk components.  The overall compensation structure is adjusted to determine an appropriate mix on a position-by-position basis based on peer group data and other comparable compensation data for each position.

2019 Compensation Decisions and Outcomes

Base Salary

As described below, our named executive officers receive a base salary, the terms of which are subject to each of their individual employment agreements. The Compensation Committee annually reviews each named executive officer’s base salary and may adjust such individual’s base salary after considering his or her responsibilities, performance and contributions to the Company and the Company’s overall performance. Additionally, the Compensation Committee will consider market data, with a view to ensuring base salary is set competitively, with a philosophy of targeting approximately the 50th percentile, taking into consideration the above factors.  Based on that analysis and the recommendation of our Compensation Committee, the Board made adjustments from the prior year to the base salaries of our executive officers.

The 2019 base salary for our named executive officers are described below:

Named Executive Officer	Base Salary	Effective Date
Matthew Kapusta	$550,000	January 2019
Robert Gut	$429,646	January 2019
Alexander E. Kuta	$429,646	August 2019
	$397,838	January 2019
Sander van Deventer	€348,000	August 2019
	€202,400	January 2019

As part of our organizational realignment associated with the departure at that time of Dr. Scott McMillan, our Chief Operations Officer, Dr. Kuta and Dr. van Deventer were promoted during the year.  Dr. Kuta’s base salary was increased in August 2019 in association with his promotion from the role of Senior Vice President, Regulatory to Executive Vice President, Operations.  Dr. van Deventer’s base salary was increased in August 2019 in association with his promotion from the role of Chief Scientific Officer to Executive Vice President, Product and Research Development.  Dr. van Deventer’s base salary as of January 2019 was based on a part-time schedule of 60% of full-time employment and as of September 2019 was based on a part-time schedule of 80% of full-time employment.

Short-term Incentive Bonus

The Company’s short-term incentives to named executive officers provide an opportunity for our named executive officers to earn a cash bonus, contingent on the successful achievement of goals with various program areas aligned to our strategic objectives. The award of any bonuses shall be subject to the approval of the Board in its discretion.

Any bonus for the Chief Executive Officer is based solely on the assessment of company-wide performance.  For the other named executive officers 80% of their opportunity is based on the same company-wide performance, with the remaining 20% based on individual performance.

Bonus opportunities for the named executive officers in 2019 were as follows:

Named Executive Officer	Target Bonus (% of salary)	Maximum Bonus (% of salary)
Matthew Kapusta	55%	82.5%
Robert Gut	40%	60.0%
Alexander E. Kuta	40%	60.0%
Sander van Deventer	40%	60.0%

Effective January 1, 2019 we increased the target bonus rate of Matthew Kapusta from 50% to 55%. We also increased the target bonus rate of Dr. Kuta from 35% to 40% upon his promotion to Executive Vice President, Regulatory.  The target bonus rates of Dr. Gut and Dr. van Deventer remained unchanged at 40% during 2019.

Annually, we evaluate and establish performance targets based on the corporate goals that are adopted by the Board.  Our performance targets are generally based on the achievement of a key set of core objectives considered essential to our successful performance over a given calendar year.  These core objectives are designed across the range of functions of the Company, including clinical, research and technology, regulatory, manufacturing, finance and other general and administrative functions.  Our performance against targets are reviewed periodically with the Board throughout the year.  At the end of the calendar year, we assess the overall performance, which is then used for compensation decisions, including the payment of annual incentive bonuses.

In 2019, the Board approved the following corporate objectives.

Key Goal	Weighting	Why it Matters
Advance our hemophilia B Program	50%	Our AMT-061 product candidate for the treatment of hemophilia B is our lead product candidate.

Advance our Huntington’s Disease Program	30%	Our AMT-130 product candidate for the treatment of Huntington’s disease is entering the clinical phase.

Advance our hemophilia A Program	10%	Our AMT-180 product candidate for the treatment of Hemophilia A is in the late stages of pre-clinical development.

Advance our Research and Technology Programs and Corporate Development	10%

The development of enabling technologies and additional product candidates is core to our strategy. Enabling technologies include novel gene therapy components, such as AAV vectors and promoters, administration techniques and manufacturing capabilities. Our research pipeline is currently focused on liver-directed and CNS disorders, including gene therapies targeting hemophilia A, Fabry disease and spinocerebellar ataxia Type 3.

To facilitate our goals, it is also critical that we manage our corporate resources effectively, as well as develop an infrastructure and organization that anticipates emergent needs.

We believe these four strategic areas are critical to the successful execution of our long-term strategy and the achievement of sustainable shareholder value creation.  In approving the targets, each goal within a program area has an associated level of achievement and time frame.  The extent to which the goal is achieved, and whether or not it is on time, informs the rating assigned at year-end.

In order to achieve a threshold bonus the total performance must be assessed at a minimum of 50%.  Amounts between threshold, target and maximum payout are interpolated to reward incremental achievement and no amounts are paid for results on a particular performance metric if actual results are below threshold.  For performance assessed at below 50%, no bonus is paid, and for performance assessed at above 150%, no additional bonus is paid.

For the 2019 annual incentive bonus plan, our Board determined, based on the recommendation of the Compensation Committee, that the overall achievement of the Company relative to the target performance objectives was 109%.  A summary of the performance assessment is below:

Key Goal	Assessment
Advance our hemophilia B Program

The Board determined that there was overachievement based on:

•                  successful dosing of the first patient in our HOPE-B Phase III pivotal study of etranacogene dezaparvovec;

•                  exceeding expectations for patient dosing in the HOPE-B study during 2019;

•                  achieving full patient enrollment in the lead-in phase of the HOPE-B study;

•                  activation of all clinical sites in the HOPE-B study;

•                  completion of a Board-approved commercial plan;

•                  receipt of FDA orphan drug designation;

•                  validation of an in vitro diagnostic; and

•                  acceptance of the data from our Phase IIb trial for publication in a prestigious journal.

The overall contribution to the final assessment was 62%.

Advance our Huntington’s Disease Program

The Board determined there was partial achievement of our corporate goals based on:

•                  achieving U.S. Food and Drug Administration (“FDA”) clearance of our Investigational New Drug Application for AMT-130;

•                  receiving fast track designation from the FDA;

•                  initiating patient screening in the Phase I/II study;

•                  executing on a defined scientific communications plan; and

•                  releasing clinical product for use in the Phase I/II study.

The overall contribution to the final assessment was 28%.

Advance our hemophilia A Program

The Board determined there was partial achievement of our corporate goals based on:

•                  finalization of our phase 1/2 clinical protocol; and

•                  executing on a defined scientific communications plan.

The overall contribution to the final assessment was 2%.

Advance our Research and Technology Programs

The Board determined there was partial achievement of our corporate goals based on:

•                  completing a proof-of-concept study in a diseased animal model of Fabry disease;

•                  completing the characterization of a potential new liver-directed gene therapy program; and

•                  developing specified new manufacturing capabilities and technologies, including proof of concept for a producer-cell line.

The overall contribution to the final assessment was 3.5%.

Advance Corporate Development Initiatives	The Board determined there was overachievement of our corporate goals based on: • completing our follow-on public offering of $259 million;

• achieving financial results within budget; and; • other items associated with the internal operations of the Company. The overall contribution to the final assessment was 6.0%.

The remaining component of the target performance objectives was a discretionary assessment by the Board adding an additional 7.5% to the corporate performance for 2019.  This was based on a number of additional factors not captured in the corporate goals, including successfully completing a facility expansion in Lexington Massachusetts, successfully manufacturing at 500L in accordance with current Good Manufacturing Practices, initiating and advancing new research programs focused on CNS disorders, the prosecution and issuance of new intellectual property for key programs, completing an organizational realignment involving the operations function and successfully transitioning to our new auditors at KPMG.

In respect of the individual performance component for the named executive officers other than the Chief Executive Officer, the Compensation Committee noted the following achievements in approving the rating recommendation submitted by the Chief Executive Officer:

Named Executive Officer	Individual Goal Assessment	Primary Achievements
Matthew Kapusta	Not applicable	Not applicable

Robert Gut	Exceeded goals	Leading the execution of the AMT-061 HOPE-B pivotal study, including the activation of all clinical sites, the completion of patient enrollment and the exceeding of target patient dosing.

Alexander Kuta	Exceeded goals

Leading the preparation, submission and FDA clearance of our Investigational New Drug application for AMT-130, as well as leading the successful realignment of the functions of our operations team beginning in August 2019.

Sander van Deventer	Exceeded goals

Leading the research of new liver-directed and CNS gene therapy product candidates, executing on a robust scientific communications program, completing proof-of-concept in a diseased animal model for our Fabry disease gene therapy product candidate and leading the realignment of our product development functions beginning in August 2019.

The combination of this company-wide corporate performance and individual performance resulted in the following awards in respect of 2019 performance:

Named Executive Officer	Actual Bonus	Actual Bonus (% of salary)	Actual Bonus (% of target)
Matthew Kapusta	$329,725	60%	109%
Robert Gut	$185,951	43%	108%
Alexander E. Kuta	$179,657	44%	110%
Sander van Deventer	$182,503	43%	108%

2019 Long-Term Incentive Awards

The Company’s 2014 Restated Plan provides that the Board may grant equity awards to its employees.  These grants include annual and periodic equity awards linked to continued employment and, at the Board’s discretion, the achievement of certain performance targets. Such grants as they apply to our named executive officers are described below. Pursuant to the 2014 Restated Plan, employees may be granted options, restricted share units or performance share units. By awarding long-term incentive awards via a combination of different vehicles, the Compensation Committee can balance the objectives of driving sustainable long-term performance and shareholder value creation, encouraging retention while remaining market competitive.

The Company adopted an employee share purchase plan (the “Purchase Plan”) at the 2018 Annual General Meeting. The Purchase Plan is designed to allow eligible employees of the Company and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The provisions of the Purchase Plan are intended to satisfy the requirements of Section 423 of the U.S. Internal Revenue Code of 1986, as amended, with respect to U.S. participants. Favorable tax treatment is available for U.S. tax residents participating in a plan that qualifies under Section 423.

Awards are generally made annually in the first calendar quarter, taking into account impact on achieving our corporate goals, performance in the prior year and market data for the compensation peer group. The key features of each award type are as follows:

•                  Options vest over a period of four years, with 25% of options granted becoming exercisable on the first anniversary, with the remaining options becoming exercisable pro-rata on a quarterly basis over the remaining three years.

•                  Awards expire after ten years.

•                  Share options cannot be repriced, reset, or exchanged for cash if underwater without shareholder approval.

•                  Restricted Share Units vest pro-rata on an annual basis over three years.

•                  Dividends do not accrue until shares are free from restrictions, unless expressly stated in the applicable award agreement.

•                  Shares are issued to the participant upon vesting of the award, but may be subject to a nondiscretionary sale of a portion of the shares to cover tax withholding requirements.

•                  Performance Share Units vest after three years subject to pre-established performance conditions.

•                  The performance conditions are determined by the Board, and have historically been consistent with those established on a company-wide basis under the short-term incentive plan in the year of grant.

•                  The payout range is 0%-150% of the target award.

•                  Dividends do not accrue until shares are free from restrictions, unless expressly stated in the applicable award agreement.

•                  Shares are issued to the participant upon vesting of the award, but may be subject to a sale of a portion of the shares to cover tax withholding requirements.

Target equity awards are approved each year by the Compensation Committee, based on a combination of factors including overall corporate achievement, individual performance, granting history in prior years, impact on share utilization and dilution, impact of the individual on achieving the Company’s corporate goals, market practices and other relevant factors.  In determining and approving award values, the Compensation Committee reviews data for our peer group and the overall total compensation of our executive officers.  In light of the overall corporate performance and individual achievement in 2018, our Compensation Committee recommended that the Board grant long-term incentive equity awards that were commensurate with the 62.5th percentile of our peer group.  Accordingly, target equity awards for named executive officers other than our CEO were approved at a level of approximately 175% to 270% of 2018 base salary, and target equity awards for our CEO were approved at a level of 567% of 2018 base salary.  Based on the terms of his employment agreement, Dr. Gut’s target equity award for 2019 was pro-rated by 50%, reflecting his appointment in August 2018.

In establishing the mix of long-term incentives to award our named executive officers, the Compensation Committee referenced market data for our peers, which found that most competitors grant awards in either stock options or a combination of stock options and restricted stock units.  To further enhance the alignment of executive interests with the achievement of our corporate objectives, the Committee determined that it was appropriate for a portion of the awards to be linked to performance in the form of performance stock units, accepting that this would differentiate uniQure from typical market practice.

In 2019, equity awards had the following target mix based on fair values determined as of January 14, 2019:

Employee Share Purchase Plan

The Employee Share Purchase Plan is designed to allow eligible employees of uniQure and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The purpose of the Plan is to provide employees with a convenient method to invest in uniQure Ordinary Shares which will increase the equity stake of our employees and will benefit shareholders by aligning more closely the interests of our participating employees with those of our shareholders.  We believe that this will help to motivate and retain highly qualified employees.

Under the Plan, the number of Ordinary Shares initially reserved for issuance was 150,000. The purchase price of the Ordinary Shares acquired on each purchase date will be the lesser of (a) 85% of the closing price of an Ordinary Share on the first day of the offering period or (b) 85% of the closing price of an Ordinary Share on the purchase date.

CEO Pay Ratio

Under Item 402(u) of Regulation S-K adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median compensated employee, excluding our CEO.

Matthew Kapusta (a)	$4,719,956
Median Employee 2019 Annual Total Compensation	$122,079
CEO to Median Employee Pay Ratio	39 to 1

(a)         This annual total compensation is the Total Compensation from the Summary Compensation Table.

Methodology

Our methodology for determining our CEO pay ratio relies on estimates and assumptions calculated in a manner consistent with SEC rules and guidance.

Determination of Employee Population

For this 2019 CEO pay ratio disclosure, we have used the median employee analysis that we conducted last year for the 2018 CEO pay ratio disclosure.  We believe there has been no change in our employee population or employee compensation arrangements that would significantly affect the pay ratio disclosure for 2019.  For the 2018 disclosure, we determined our global employee population as of the December 31, 2018, including full-time, part-time, seasonal and temporary workers, other than our CEO. As of December 31, 2019, we had a total of 248 employees, 116 of whom were based in Amsterdam, The Netherlands, and 132 in Lexington, Massachusetts.

Calculating Median Employee Compensation

To identify the median employee in 2018, we used base salary as our consistently applied compensation measure (“CACM”), which we obtained from our payroll records across our global employee population. We used the total wages earned in that calendar year, adjusted the pay of employees in Europe from Euros to U.S. Dollars using the average exchange rate that we applied in our financial statements, and, where applicable, pro-rated the annualized base salary of any non-hourly, part-time employees to reflect the full-time actual salary being earned.  The employee that was determined to be our median employee for purposes of our 2018 CEO pay ratio disclosure is no longer employed by uniQure.  Therefore, we have selected a similarly compensated employee for this 2019 disclosure.  In the median employee analysis, the median fell between two similarly compensated employees.  Thus, for this 2019 disclosure, we have selected as the median employee the other of those two employees.

Based upon the comparison using the CACM, we determined that the total annual compensation of our median employee was $122,079 as of December 31, 2019.

Our CEO to median employee pay ratio is 39 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Employment Agreements

Matthew Kapusta

Prior to becoming our Chief Executive Officer, Mr. Kapusta served as our Chief Financial Officer. On December 9, 2014, the Company entered into an employment agreement with Mr. Kapusta for the role of Chief Financial Officer (the “Kapusta CFO Agreement”). On October 19, 2017 (the “First Kapusta Amendment, March 14, 2017 (the “Second Kapusta Amendment”) and October 26, 2017 (the “Third Kapusta Amendment,” together with the First Kapusta Amendment and the Second Kapusta Amendment, the “Kapusta Agreement Amendments”), the Company entered into amendments to the Kapusta CFO Agreement in connection with his new role as Chief Executive Officer (the Kapusta CFO Agreement as amended by the Kapusta Agreement Amendments being the “Kapusta Employment Agreement”).  The Kapusta Employment Agreement provides that Mr. Kapusta will earn a base salary equal to $450,000 per year effective January 1, 2017, plus reimbursement of expenses incurred on the Company’s behalf.  Effective January 1, 2020, Mr. Kapusta’s base salary was increased to $566,500 per year. Mr. Kapusta is also eligible for an annual performance bonus with a target for 2020 of 60% of his base salary and a grant of restricted share units as further described in the Kapusta Employment Agreement. The termination provisions of the Kapusta Employment Agreements are further discussed below. The term of the Kapusta Employment Agreement will run through December 31, 2020 or until terminated by either us or by Mr. Kapusta. A copy of the Kapusta CFO Agreement is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2017.  A copy of the Second Kapusta Amendment is filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2017.  A copy of the Third Kapusta Amendment is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 1, 2017. The foregoing are not complete descriptions of the Kapusta Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Robert Gut

Dr. Gut entered into an employment agreement with the Company on August 20, 2018 for the role of Chief Medical Officer (the “Gut Employment Agreement”). The Gut Employment Agreement provides that Dr. Gut will receive a base salary of $425,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 40% of annual base salary (with any such bonus for 2018 being pro-rated for length of service). Under the Gut Employment Agreement, Dr. Gut is also entitled to expenses and reimbursements, including reimbursement for certain relocation fees incurred to a maximum of $75,000 for up to one year.  He was also entitled to a grant of 35,000 restricted stock units and an option to purchase 70,000 ordinary shares in the Company each pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. Effective November 1, 2019, the Gut Employment Agreement was amended to provide an additional relocation benefit for reimbursement of certain relocation fees incurred to a maximum of $50,000 for up to one year from the date of the amendment.  Effective March 1, 2020, the Gut Employment Agreement was amended and restated to, among other things, provide additional severance benefits, including an increase in severance payments: (1) to 150% of base salary plus target bonus and COBRA coverage for 18 months for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus and COBRA coverage for 12 months for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs.  In March 2020, Dr. Gut received a letter (the “Gut 2020 Letter”), which provides that his 2020 base salary will be $442,535 and his 2019 bonus will be $185,951. The Gut 2020 Letter also provides that Dr. Gut will be entitled to participate in the 2020 equity grants of 12,380 restricted share units and an option to purchase 21,719 ordinary shares in the Company each pursuant to the Company’s equity incentive plan. The termination provisions of the Gut Employment Agreement are further discussed below. The Gut Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms.  A copy of the Gut Employment Agreement is filed as Exhibit 10.50 to the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020. The foregoing are not complete descriptions of the Gut Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Alexander E. Kuta

Dr. Kuta entered into an employment agreement with the Company on January 23, 2017 for the role of Senior Vice President, Regulatory Affairs (the “Kuta Employment Agreement”). The Kuta Employment Agreement provides that Dr. Kuta will receive a base salary of $375,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 35% of annual base salary (with any such bonus for 2017 being pro-rated for length of service). Under the Kuta Employment Agreement, Dr. Kuta is also entitled to expenses and reimbursements.  He was also entitled to a grant of an option to purchase 150,000 ordinary shares in the Company pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. Effective August 20, 2019, the Kuta Employment Agreement was amended and restated to, among other things, provide for a promotion to the position of Executive Vice President, Operations, a base salary of $429,646 annually, an additional equity grant of 15,000 restricted share units pursuant to the Company’s equity incentive plan, and additional severance benefits, including an increase in severance payments: (1) to 150% of base salary plus target bonus and COBRA coverage for 18 months for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus and COBRA coverage for 12 months for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs.  In March 2020, Dr. Kuta received a letter (the “Kuta 2020 Letter”), which provides that his 2020 base salary will be $436,091 and his 2019 bonus will be $179,657. The Kuta 2020 Letter also provides that Dr. Kuta will be entitled to participate in the 2020 equity grants of 12,380 restricted share units and an option to purchase 21,719 ordinary shares in the Company each pursuant to the Company’s equity incentive plan. The termination provisions of the Kuta Employment Agreement are further discussed below. The Kuta Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms. A copy of the Kuta Employment Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2019. The foregoing are not complete descriptions of the Gut Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Sander van Deventer

Dr. van Deventer entered into an employment agreement with the Company on August 7, 2017 for the role of Chief Scientific Officer (the “van Deventer Employment Agreement”). The van Deventer Employment Agreement provides that Dr. van Deventer will receive a base salary of €200,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 40% of his annual base salary (with any such bonus for 2017 being pro-rated for length of service). Under the van Deventer Employment Agreement, Dr. van Deventer is also entitled to expenses and reimbursements.  He was also entitled to a grant of an option to purchase 150,000 ordinary shares in the Company pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. Effective August 20, 2019, the van Deventer Employment Agreement was amended and restated to, among other things, provide for a promotion to the position of Executive Vice President, Product and Research Development, a base salary of  €348,000 annually, an additional equity grant of 15,000 restricted share units pursuant to the Company’s equity incentive plan, and additional severance benefits, including an increase in severance payments: (1) to 150% of base salary plus target bonus for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs.  In March 2020, Dr. van Deventer received a letter (the “van Deventer 2020 Letter”), which provides that his 2020 base salary will be €353,220 and his 2019 bonus will be €111,989. The van Deventer 2020 Letter also provides that Dr. van Deventer will be entitled to participate in the 2020 equity grants of 12,380 restricted share units and an option to purchase 21,719 ordinary shares in the Company each pursuant to the Company’s equity incentive plan. The termination provisions of the van Deventer Employment Agreement are further discussed below. The van Deventer Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms. A copy of the van Deventer Employment Agreement is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2019. The foregoing are not complete descriptions of the Gut Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Other Executive Compensation Policies

Tax and Accounting Considerations for named executive officer subject to US tax legislation

Prior to the passage of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), had generally disallowed a tax deduction for compensation in excess of $1.0 million paid to a company’s named executive officers, other than its chief financial officer.  Historically, qualifying performance-based compensation was not subject to the deduction limitation if specified requirements were met.  However, effective for taxable years beginning after December 31, 2017, the exemption for qualified performance-based compensation from the deduction limitation of Section 162(m) has been repealed, such that compensation paid to our NEOs in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain compensation arrangements in certain arrangements place as of November 2, 2017.

“Nonqualified deferred compensation” is required by Section 409A of the Internal Revenue Code to be paid under plans or arrangements that satisfy certain statutory requirements regarding timing of deferral elections, timing of payments and certain other matters.  Employees and service providers who receive compensation that fails to satisfy these requirements may be subject to accelerated income tax liabilities, a 20% excise tax, penalties and interest on their compensation under such plans.  The Company seeks to design and administer our compensation and benefits plans and arrangements for all of our employees and service providers, including our named executive officers, to keep them either exempt from or in compliance with the requirements of Section 409A.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base salary amount. The portion of the payments and benefits in excess of one times base salary amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes.

Deferred Compensation and Retirement Plans

The Company operates a qualified 401(k) Plan for all employees at its Lexington facility in the USA. The uniQure, Inc. 401(k) Plan is an employee contribution plan only, and there are no employer contributions currently being made.  The uniQure Inc. 401(k) Plan offers both a before tax and after tax (Roth) component, which are subject to IRS statutory limits for each calendar year.

The Company operates a defined contribution pension plan for all employees at its Amsterdam facility in the Netherlands, which is funded by the Company through payments to an insurance company.

Equity Incentive Plan

The 2014 Restated Plan enables the Board to among others grant options, Restricted Share Units (RSUs) and PSUs.  The purpose of the 2014 Restated Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the group and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders.

The terms of the PSUs are further discussed above. For both RSUs and PSUs, the shares are automatically issued to the grantee upon the vesting of the award.

Under the 2014 Restated Plan, the maximum number of Ordinary Shares available is currently limited to 8,601,471. As of March 31, 2020, 2,394,684 Ordinary Shares remain available for grant under the 2014 Restated Plan

Employee Share Purchase Plan

The ESPP is designed to allow eligible employees of the Company and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The purpose of the ESPP is to provide employees with a convenient method to invest in the Company’s Ordinary Shares which will increase the equity stake of the Company’s employees and will benefit shareholders by aligning more closely the interests of participating employees with those of the Company’s shareholders.  The Company believes that this will help to motivate and retain highly qualified employees.

Under the ESPP, the number of Ordinary Shares initially reserved for issuance is 150,000. The purchase price of the Ordinary Shares acquired on each purchase date will be the lesser of (a) 85% of the closing price of an Ordinary Share on the first day of the offering period or (b) 85% of the closing price of an Ordinary Share on the purchase date. As of March 31, 2020, 136,406 Ordinary Shares remain available for issuance under the ESPP.

Role of Executive Officer in Determining Executive Compensation

The Compensation Committee and Board approve all compensation decisions related to our Named Executive Offices. Such decisions by the Compensation Committee regarding compensation were made independently from our named executive officers.

Risk Considerations

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices.  Based on such evaluation, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage executives to take excessive risks because the various elements of the Company’s executive compensation policies and practices diversify the risks associated with any single element of the executive’s compensation.  Instead, the elements of the Company’s executive compensation policy are, collectively, designed to achieve the Company’s annual and long-term corporate objectives and strategies.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officers for the three fiscal years ended December 31, 2019, 2018 and 2017.

Name	Year		Salary (1) ($)	Stock Award(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Medicare benefits ($)	All other compensation ($)	Total ($)
Matthew Kapusta	2019		547,885	2,856,387	954,938	329,725	22,620	8,400	4,719,956
	2018		501,923	2,388,508	501,923	350,000	23,596	8,100	4,095,328
	2017		468,109	2,612,217	560,496	257,624	23,745	7,343	3,929,535

Robert Gut	2019		532,816	631,842	570,499	185,951	19,946	8,400	1,949,454
	2018	(4)	177,751	132,123	158,776	81,768	7,827	3,923	562,168

Alexander E. Kuta	2019		405,912	466,787	275,639	179,657	16,638	8,400	1,353,032
	2018		387,736	166,509	183,641	182,503	16,648	8,100	1,223,049
	2017	(5)	353,365	—	110,554	141,610	15,317	8,100	628,946

Sander van Deventer	2019		292,272	424,694	335,186	125,383	—	13,386	1,190,920
	2018		252,651	93,242	230,399	130,112	—	13,771	720,175
	2017	(6)	145,139	28,879	69,453	42,682	—	5,659	242,772

(1)              Salary is determined based on actual salary during the fiscal years 2017 - 2019.

(2)              The value of stock awards and stock options as reported in their respective columns is calculated using the grant date accounting fair value determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). Amounts reflected in the stock awards column are comprised of the accounting value of both the time-vested RSUs and PSUs granted in the years reflected. For assumptions and estimates used in determining these values, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Share-based Payments and Note 2.3.18 of the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K.

(3)              These amounts reflect the annual cash bonus awards granted to the named executive officers pursuant to the Company’s Short-term Incentive program.

(4)              Dr. Gut’s employment commenced on August 20, 2018.

(5)              Dr. Kuta’s employment commenced on January 25, 2017.

(6)              Dr. van Deventer’s employment commenced on August 7, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2019

The following table contains information concerning exercisable stock options with respect to our Ordinary Shares, RSUs and PSUs granted to our named executive officers that were outstanding as of December 31, 2019.

			Option Awards (1)					Stock Awards (2)
Name	Type of Equity Award		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Yet Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Matthew Kapusta	Options		100,000	—	—	14.71	2025	—	—	—	—
	Options		100,000	—	—	23.60	2025	—	—	—	—
	Options		73,911	18,750	—	7.53	2026	—	—	—	—
	Options		120,312	54,688	—	6.22	2027	—	—	—	—
	Options		36,602	47,061	—	19.39	2028	—	—	—	—
	Options		—	83,362	—	31.71	2029	—	—	—	—
	RSUs	(3)	—	—	—	—	—	20,916	1,498,841	—	—
	RSUs	(4)	—	—	—	—	—	25,425	1,821,956	—	—
	PSUs	(7)	—	—	—	—	—	209,625	15,021,728	—	—
	PSUs	(8)	—	—	—	—	—	43,924	3,147,594	—	—
	PSUs	(9)	—	—	—	—	—	27,713	1,985,914	—	—
Robert Gut	Options		5,000	5,000	—	35.40	2028	—	—	—	—
	Options		21,875	48,125	—	39.97	2028	—	—	—	—
	Options		—	16,877	—	31.71	2029	—	—	—	—
	RSUs	(5)	—	—	—	—	—	23,334	1,672,114	—	—
	RSUs	(4)	—	—	—	—	—	5,147	368,834	—	—
	PSUs	(9)	—	—	—	—	—	5,610	402,013	—	—
Alexander E. Kuta	Options		55,125	46,875	—	5.31	2027	—	—	—	—
	Options		10,483	13,479	—	19.39	2028	—	—	—	—
	Options		—	19,883	—	31.71	2029	—	—	—	—
	RSUs	(3)	—	—	—	—	—	5,991	429,315	—	—
	RSUs	(4)	—	—	—	—	—	6,064	434,546	—	—
	RSUs	(6)	—	—	—	—	—	15,000	1,074,900	—	—
	PSUs	(8)	—	—	—	—	—	12,580	901,483	—	—
	PSUs	(9)	—	—	—	—	—	6,610	473,673	—	—
Sander van Deventer	Options		5,000	—	—	18.21	2026	—	—	—	—
	Options		11,000	—	—	5.37	2027	—	—	—	—
	Options		84,375	65,625	—	8.49	2027	—	—	—	—
	Options		9,094	11,694	—	19.39	2028	—	—	—	—
	Options		—	18,325	—	31.71	2029	—	—	—	—
	RSUs	(3)	—	—	—	—	—	5,197	372,417	—	—
	RSUs	(4)	—	—	—	—	—	5,589	400,508	—	—
	RSUs	(6)	—	—	—	—	—	15,000	1,074,900	—	—
	PSUs	(8)	—	—	—	—	—	10,913	782,026	—	—
	PSUs	(9)	—	—	—	—	—	6,092	436,553	—	—

(1)              The option grants typically vest over four years; 25% on the anniversary of the grant date and in equal monthly instalments thereafter.

(2)              RSU and PSU awards are valued based on the closing stock price of the Company on December 31, 2019 ($71.66).

(3)              2018 RSU awards granted on January 26, 2018, vest 1/3 after each of one year, two years and three years after the grant date.

(4)              2019 RSU awards granted on January 25, 2019, vest 1/3 after each of one year, two years and three years after the grant date.

(5)              RSU awards granted on September 18, 2018, vest 1/3 after each of one year, two years and three years after the grant date.

(6)              RSU awards granted on September 17, 2019, vest 1/3 after each of one year, two years and three years after the grant date.

(7)              2017 PSU awards granted on January 27, 2017, were earned in December 2017 and vested on January 27, 2020.

(8)              2018 PSU awards granted on January 26, 2018, were earned in January 2019 and vest on January 26, 2021.

(9)              PSU awards granted on January 25, 2019 vest three years following the date of the grant, subject to the achievement of performance metrics. The performance metrics were achieved and PSUs were earned on February 27, 2020.

GRANTS OF PLAN-BASED AWARDS FOR 2018

The following table sets forth information relating to non-equity incentives awards granted pursuant to our Short-term Incentive program and equity awards granted pursuant to our Long-term Incentive program during the year ended December 31, 2019 to each of our named executive officers:

			Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other stock Awards: Number of shares of stock or	All Other option awards: Number of securities underlying	Exercise or Base price of Option	Grant Date Fair Value of Stock and Option
Name	Award	Grant Dates	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	units ($)	Option (#)	Awards ($/sh)	Awards ($)
Matthew Kapusta	IC(1)	—	151,250	302,500	453,750	—	—	—	—	—	—	—
	Option(2)	01/25/19	—	—	—	—	—	—	—	83,362	31.71	1,564,705
	RSU(3)	01/25/19	—	—	—	—	—	—	25,425	—	—	982,168
	PSU(4)	01/25/19	—	—	—	0	25,425	38,138	27,713	—	—	1,435,811
Robert Gut	IC(1)	—	85,929	171,858	257,788	—	—	—	—	—	—	—
	Option(2)	01/25/19	—	—	—	—	—	—	—	16,877	31.71	316,781
	RSU(3)	01/25/19	—	—	—	—	—	—	5,147	—	—	198,829
	PSU(4)	01/25/19	—	—	—	0	5,147	7,721	5,610	—	—	290,654
Alexander E. Kuta	IC(1)	—	81,886	163,771	245,657	—	—	—	—	—	—	—
	Option(2)	01/25/19	—	—	—	—	—	—	—	19,883	31.71	373,204
	RSU(3)	01/25/19	—	—	—	—	—	—	6,065	—	—	234,252
	RSU(3)	09/17/19	—	—	—	—	—	—	15,000	—	—	728,100
	PSU(4)	01/25/19	—	—	—	0	6,064	9,096	6,610	—	—	342,464
Sander van Deventer(5)	IC(1)	—	58,454	116,909	175,363	—	—	—	—	—	—	—
	Option(2)	01/25/19	—	—	—	—	—	—	—	18,325	31.71	343,960
	RSU(3)	01/25/19	—	—	—	—	—	—	5,589	—	—	215,903
	RSU(3)	09/17/19	—	—	—	—	—	—	15,000	—	—	728,100
	PSU(4)	01/25/19	—	—	—	0	5,589	8,384	6,0926	—	—	315,627

(1)              Represents 2019 annual cash incentive awards granted under the Company’s Short-Term Incentive Plan. For additional information, please see “Compensation Discussion and Analysis—2019 Short-Term Incentive Plan”.

(2)              Time-vested stock options granted under the Company’s 2014 Restated Plan. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2019 Long-term Incentive Awards”.

(3)              Time-vested RSUs granted under the Company’s 2014 Restated Plan. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2019 Long-term Incentive Awards”.

(4)              Three-year PSUs granted in 2019 under the Company’s 2014 Restated Plan for the 2019-2021 performance period were earned on January 317, 2020. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2019 Long-term Incentive Awards”.

(5)              Dr. van Deventer receives his salary in EUR. Amounts were translated to $ using an average exchange rate for the 12-month period ended December 31, 2019 of 1.12 $/euro.

OPTION EXERCISES AND STOCK VESTED IN 2018

The following table discloses information for each of our named executive officers regarding the exercise of stock option awards and the vesting of certain stock awards as of the end of our 2019 fiscal year.

	Option Awards		Stock Awards
	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
Matthew Kapusta	7,339	459,125	121,022	6,625,222
Robert Gut	—	—	11,666	534,128
Alexander E. Kuta	48,000	2,417,924	2,995	94,702
Sander van Deventer	—	—	2,598	82,149

(1)              Value realized equals number of shares vested multiplied by the closing price of our ordinary shares on the Nasdaq Global Select Market on the day the shares vested.

Potential Payments upon Termination or Change of Control

Pursuant to the terms of their respective employment agreements with the Company, each of our named executive officers is eligible for potential payments and benefits in connection with a termination, including for Cause or for Good Reason, or in connection with a Change of Control. The following narrative and tables set forth the potential payments and value of additional benefit that each of our named executive officers would receive in the scenarios contemplated. The tables below assume that employment terminated and/or the Change of Control occurred on December 31, 2019 and reflect the stock price of the Company on December 31, 2019 of $71.66.  Except as otherwise provided, the following definitions apply to the potential payments upon termination.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); and (d) payment of unreimbursed business expenses incurred by the named executive officer.

“Cause” means the good faith determination by the Company, after written notice from the Board to the named executive officer that one or more of the following events has occurred and stating with reasonable specificity the actions that constitute Cause and the specific reasonable cure (related to sections (a) and (h) below): (a) the named executive officer has willfully or repeatedly failed to perform his or her material duties, and such failure has not been cured after a period of thirty (30) days’ notice; (b) any reckless or grossly negligent act by the named executive officer having the foreseeable effect of injuring the interest, business or reputation of the Company, or any of its parent, subsidiaries or affiliates in any material respect and which did in fact cause such material injury; (c) the named executive officer’s evidenced use of any illegal drug, or illegal narcotic, or excessive amounts of alcohol (as determined by the Company in its reasonable discretion) on Company property or at a function where the named executive officer is working on behalf of the Company; (d) the indictment on charges or conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a felony; (e) the conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a misdemeanor which, in the Board’s reasonable judgment, involves moral turpitude deceit, dishonesty or fraud, except that, in the event that the named executive officer is indicted on charges for a misdemeanor set forth above, the Board may elect, in its sole discretion, to place the named executive officer on administrative garden leave with continuation of full compensation and benefits under this Agreement during the pendency of the proceedings; (f) conduct by or at the direction of the named executive officer constituting misappropriation or embezzlement of the property of the Company, or any of its parents or affiliates (other than the occasional, customary and de minimis use of Company property for personal purposes); (g) a breach by the named executive officer of a fiduciary duty owing to the Company, including the misappropriation of (or attempted misappropriation of) a corporate opportunity or undisclosed self-dealing; (h) a material breach by the named executive officer of any material provision of this Agreement, any of the Company’s written employment policies or the named executive officer’s fiduciary duties to the Company, which breach, if curable, remains uncured for a period of thirty (30) days after receipt by the named executive officer of written notice of such breach from the Board, which notice shall contain a reasonably specific description of such breach and the specific reasonable cure requested by the Board; and (i) any breach of their respective employment agreements.

“Change of Control” means any of the following: (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty (40) percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (b) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (c) the consummation of (1) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

“Change of Control Termination” means (i) any termination by the Company of the named executive officer’s employment other than for Cause that occurs within 12 months after the Change of Control; or (ii) any resignation by the named executive officer for Good Reason that occurs within 12 months after the Change of Control.

“Disability” means an incapacity by accident, illness or other circumstances which renders the named executive officer mentally or physically incapable of performing the duties and services required of him or her on a full-time basis for a period of at least 120 days.

“Good Reason” means that the named executive officer has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events: (a) a material diminution in the named executive officer’s responsibilities, authority or duties (excluding any duties associated with any position that the named executive officer may hold at the Company); (b) a diminution in the named executive officer’s base salary, except for across-the-board salary reductions, based on the Company’s financial performance, similarly affecting all or substantially all other senior management employees of the Company, which reduction does not reduce the named executive officer’s base salary (in the aggregate with any similar reductions during the term of employment) by more than 20% from the named executive officer’s highest base salary; (c) a material change in the geographic location at which the named executive officer provides services to the Company (i.e., outside a radius of fifty (50) miles from their primary business location); or (d) the material breach of their respective employment agreements by the Company (each a “Good Reason Condition”).

“Good Reason Process” means that (a) the named executive officer reasonably determines in good faith that a Good Reason Condition has occurred; (b) the named executive officer notifies the Board in writing of the first occurrence of the Good Reason Condition within sixty (60) days of the first occurrence of such condition; (c) the named executive officer cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (d) notwithstanding such efforts, the Good Reason Condition continues to exist; and (e) the named executive officer terminates the employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

Matthew Kapusta

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2019, at a share price of $ 71.66 upon termination in certain circumstances, including in the event of a change in control.

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability(5) ($)	Retirement(5) ($)
Compensation
Cash severance (1)	550,000	1,705,000	—	—	—
Pro-rata bonus (1), (2)	329,725	302,500	329,725	329,725
Long term incentive
Restricted share units — unvested & accelerated	4,070,216	4,070,216	—	—	—
Performance share units — unvested & accelerated (3)	10,571,411	10,571,411	10,571,411	10,571,411	—
Stock options — unvested & accelerated	4,070,216	4,070,216	4,070,216	4,070,216	4,070,216
Benefits and perquisites
Health insurance (4)	24,000	36,000	—	—	—
Total	19,615,568	20,755,343	14,971,352	14,971,352	4,070,216

(1)              Cash severance and pro-rata bonus are paid as a lump sum, except in the case of base salary paid on termination without cause or for good reason, which is paid over the course of the severance period.

(2)              Pro-rata bonus amounts under the “Termination without Cause or Resignation for Good Reason” and “Death” columns are based on actual 2019 annual short-term incentive pay out.

(3)              PSU amounts reflect actual earned awards for all completed tranches including the 2019 performance period.

(4)              Health costs are based on individual elections and budgeted rates for 2020.

(5)              The disclosure assumes the Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

The Kapusta Employment Agreement requires us to provide compensation and/or other benefits to Mr. Kapusta during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination as a result of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits (defined below)) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Other than in the event of a Change of Control Termination (defined below), pursuant to the terms of the Kapusta Employment Agreement, if the Company terminates Mr. Kapusta’s employment (or fails to renew the Kapusta Employment Agreement) without Cause or if Mr. Kapusta resigns or opts not to renew the Kapusta Employment Agreement for Good Reason, then Mr. Kapusta is entitled to Accrued Benefits (defined below), twelve months of base salary, a lump sum bonus payment, accelerated vesting of options and restricted share unit awards which remain unvested as of the termination date, accelerated vesting of performance share unit awards to the extent then earned which remain unvested as of the termination date, and the continuation of certain other benefits.

If Mr. Kapusta’s employment with the Company terminates due to his death or disability, he will be entitled to Accrued Benefits and a lump sum bonus payment.

In the event of a Change of Control Termination (defined below), Mr. Kapusta will be entitled in such circumstances to a lump sum payment equal to two times Mr. Kapusta’s then-current base salary to be paid no later than sixty days after the termination date, his bonus for the year of termination pro-rated based upon Mr. Kapusta’s termination date, and a lump sum representing and additional two times Mr. Kapusta’s bonus, to be paid no later than sixty days following the termination date.

In the event that Mr. Kapusta incurs excise tax liability pursuant to section 4999 of the Internal Revenue Code, as amended, he will be entitled to certain reductions in his severance payments which will have the result of providing him certain tax relief, all pursuant to the Kapusta Employment Agreement.

If Mr. Kapusta’s employment with the Company is terminated voluntarily without Good Reason by Mr. Kapusta, for Cause by the Company, upon a vote of the general meeting of the Company’s shareholders to dismiss him or upon a vote of the Board to recommend dismissal from his positions at the Company to the general meeting of the Company’s shareholders and /or to suspend Mr. Kapusta from his positions, then Mr. Kapusta is not entitled to any severance.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); (d) payment of unreimbursed business expenses incurred by Mr. Kapusta; and (e) rights to indemnification and directors’ and officers’ liability insurance coverage, under any agreement between the Company and Mr. Kapusta, and/or under any of the Company’s organizational documents.

“Change of Control Termination” means (a) any termination by the Company of Mr. Kapusta’s employment, other than for Cause, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control; or (b) any resignation by Mr. Kapusta for Good Reason, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control.

The foregoing descriptions of the Kapusta Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Robert Gut

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2019, at a share price of $ 71.66 upon termination in certain circumstances, including in the event of change in control.

	Termination without Cause ($)	Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability(2) ($)	Retirement(2) ($)
Compensation
Cash severance	429,646	429,646	429,646	—	—	—
Long term incentive
Restricted share units — unvested & accelerated	—	—	2,040,948	—	—	—
Performance share units — unvested & accelerated(1)	402,013	402,013	402,013	402,013	402,013	—
Stock options — unvested & accelerated	—	2,380,617	2,380,617	2,380,617	2,380,617	2,380,617
Total	831,659	3,212,276	5,253,224	2,782,630	2,782,630	2,380,617

(1)              PSU amounts reflect actual earned awards for all completed tranches including the 2019 performance period.

(2)              The disclosure assumes the Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

As of December 31, 2019, The Gut Employment Agreement required us to provide compensation and/or other benefits to Dr. Gut during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination as a result of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Gut Employment Agreement, if Dr. Gut’s employment is terminated due to the death or Disability of Dr. Gut, then Dr. Gut is entitled to Accrued Benefits. If the Company terminates Dr. Gut’s employment without Cause or if Dr. Gut resigns for Good Reason or upon a Change of Control Termination, then Dr. Gut is entitled to Accrued Benefits, twelve months of base salary. In the event of a termination of Dr. Gut’s employment due to death or disability or if Dr. Gut resigns for Good Reason or upon a Change of Control Termination, Dr. Gut is entitled to accelerated vesting of options and performance share unit awards that remain unvested as of the termination date. Additionally, if Dr. Gut retires, he is entitled to accelerated vesting of options. Furthermore in the event of a Change of Control Termination, Dr. Gut is further entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

The foregoing descriptions of the Gut Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Alexander E. Kuta

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2019, at a share price of $ 71.66 upon termination in certain circumstances, including in the event of change in control.

	Termination without Cause ($)	Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability(4) ($)	Retirement(4) ($)
Compensation
Cash severance	573,199	573,199	614,142	—	—	—
Pro-rata bonus (1)	179,657	179,657	163,771	—	—	—
Long term incentive
Restricted share units — unvested & accelerated	—	—	1,938,761	—	—	—
Performance share units — unvested & accelerated (2)	1,336,029	1,336,029	1,336,029	1,336,029	1,336,029	—
Stock options — unvested & accelerated	—	4,609,029	4,609,029	4,609,029	4,609,029	4,609,029
Benefits and perquisites
Health insurance (3)	24,000	24,000	36,000	—	—	—
Total	2,112,885	6,721,915	8,697,733	5,945,058	5,945,058	4,609,029

(1)              Pro-rata bonus amount under the “Termination without Cause or Resignation for Good Reason” column is based on actual 2019 annual short-term incentive pay-out.

(2)              PSU amounts reflect actual earned awards for all completed tranches including the 2019 performance period.

(3)              Health costs are based on individual elections and budgeted rates for 2020.

(4)              The disclosure assumes the Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

The Kuta Employment Agreement requires us to provide compensation and/or other benefits to Dr. Kuta during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination as a result of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Kuta Employment Agreement, if Dr. Kuta’s employment is terminated due to the death or Disability of Dr. Kuta, then Dr. Kuta is entitled to Accrued Benefits. If the Company terminates Dr. Kuta’s employment without Cause or if Dr. Kuta resigns for Good Reason, then Dr. Kuta is entitled to Accrued Benefits, twelve months of base salary plus target bonus, a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%), and continued coverage through COBRA for a period of 12 months. In the event of a change of control termination then Dr. Kuta is entitled to Accrued Benefits, 18 months of base salary plus target bonus, a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%), and continued coverage through COBRA for a period of 18 months. In the event of a termination of Dr. Kuta’s employment due to death or disability or if Dr. Kuta resigns for Good Reason or upon a Change of Control Termination, Dr. Kuta is entitled to accelerated vesting of options and performance share unit awards that remain unvested as of the termination date. Additionally, if Dr. Kuta retires, he is entitled to accelerated vesting of options. Furthermore in the event of a Change of Control Termination, Dr. Kuta is further entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

Sander van Deventer

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2019, at a share price of $ 71.66 upon termination in certain circumstances, including in the event of change in control.

	Termination without Cause ($)	Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability(3) ($)	Retirement(3) ($)
Compensation
Cash severance	549,469	549,469	818,204	—	—	—
Pro-rata bonus(1)	125,383	125,383	155,848	—	—	—
Long term incentive
Restricted share units — unvested & accelerated	—	—	1,847,825	—	—	—
Performance share units — unvested & accelerated(2)	1,182,533	1,182,533	1,182,533	1,182,533	1,182,533	—
Stock options — unvested & accelerated	—	5,488,860	5,488,860	5,488,860	5,488,860	5,488,860
Total	1,835,385	7,342,246	9,493,270	6,671,394	6,671,394	5,488,860

(1)              Pro-rata bonus amount under the “Termination without Cause or Resignation for Good Reason” column is based on actual 2019 annual short-term incentive pay-out.

(2)              PSU amounts reflect actual earned awards for all completed tranches including the 2019 performance period.

(3)              The disclosure assumes the Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

The van Deventer Employment Agreement requires us to provide compensation and/or other benefits to Dr. van Deventer during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination as a result of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the van Deventer Employment Agreement, if Dr. van Deventer’s employment is terminated due to the death or Disability of Dr. van Deventer , then Dr. van Deventer is entitled to Accrued Benefits. If the Company terminates Dr. van Deventer’s  employment without Cause or if Dr. van Deventer resigns for Good

Reason, then Dr. van Deventer is entitled to Accrued Benefits, twelve months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%). In the event of a change of control termination then Dr. van Deventer is entitled to Accrued Benefits, 18 months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%). In the event of a termination of Dr. van Deventer’s  employment due to death or disability or if Dr. van Deventer resigns for Good Reason or upon a Change of Control Termination, Dr. van Deventer is entitled to accelerated vesting of options and performance share unit awards that remain unvested as of the termination date. Additionally, if Dr. van Deventer retires, he is entitled to accelerated vesting of options. Furthermore in the event of a Change of Control Termination, Dr. van Deventer is further entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Current Director Compensation Arrangements

Our Remuneration Policy provides that our Board may determine compensation paid to non-executive directors. Other than as noted below, our Board has determined that the compensation paid to our non-executive directors will not increase in amount from that paid during the last fiscal year. Our Board-approved non-executive director compensation for their services on our Board is as follows:

•                  Each non-executive director received an annual retainer of $35,000 for a portion of 2019, which increased to $40,000, effective as of the 2019 Annual Meeting, pro-rated for service over the course of the remainder of the year.

•                  The chairman of the board receives an annual retainer of $70,000, pro-rated for service over the course of the year.

•                  Each non-executive director who serves as member of a committee of our Board receives additional compensation as follows:

•                  Compensation Committee:  members receive an annual retainer of $5,000; the chair receives an annual retainer of $10,000.

•                  Nominating and Corporate Governance Committee:  members receive an annual retainer of $5,000; the chair receives an annual retainer of $10,000.

•                  Audit Committee: members receive an annual retainer of $7,500; the chair receives an annual retainer of $15,000.

•                  Each non-executive director receives an annual equity grant consisting of one-half options and one-half RSUs with a one-year vesting period for each.

The size of the annual equity grant is determined by reference to our peer group companies.   In reviewing Board of Director compensation, the Compensation Committee’s independent consultant provides an analysis of cash and equity compensation practices and levels within the same compensation peer group used for the named executive officers.  Given the volatile nature of equity prices within our industry, for 2019 it was determined that Directors would receive a fixed value equity award.  As a result, the value of the uniQure award will vary relative to our peers who predominantly use fixed share awards, which can vary dramatically in value from year-to-year.

Each annual retainer for Board and committee service is payable semi-annually.

Each member of our Board is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which she or he serves.

DIRECTOR COMPENSATION TABLE

The following table summarizes the annual compensation paid to those persons who served as our non-executive directors during the fiscal year ended December 31, 2019.

Name	Fees Earned ($)	Option Awards ($)(2)	Restricted Stock Unit Awards ($)(2)	Total ($)
Philip Astley-Sparke	85,185	97,725	100,048	280,985
Jack Kaye	57,685	98,077	100,048	255,810
David Schaffer (1)	—	87,272	100,048	187,320
Paula Soteropoulos	42,685	87,272	100,048	230,005
Madhavan Balachandran	47,685	100,172	100,048	247,905
Jeremy Springhorn	55,185	100,172	100,048	255,405
David Meek	42,685	151,864	95,595	290,144

(1)              David Schaffer does not receive cash compensation by agreement due to his relationship with 4DMT.

(2)              The value of stock awards and stock options as reported in their respective columns is calculated using the grant date accounting fair value determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”).

Mr. Kapusta’s and Dr. Gut’s compensation are disclosed above in the section titled “Management Compensation.”

The following table sets forth information relating to the aggregate number of RSUs and stock options to our Ordinary Shares outstanding at December 31, 2019 for each of our non-executive directors.

Name	Award Type	Aggregate Number of Awards Outstanding (#)
Philip Astley-Sparke	Option	51,685
	RSU	3,230
Jack Kaye	Option	32,685
	RSU	3,230
David Schaeffer	Option	27,685
	RSU	3,230
Paula Soteropoulos	Option	35,685
	RSU	3,230
Madhavan Balachandran	Option	21,685
	RSU	3,230
Jeremy Springhorn	Option	21,685
	RSU	3,230
David Meek	Option	15,295
	RSU	3,230

GENERAL MATTERS

Availability of Certain Documents

This Proxy Statement, a copy of our 2019 Annual Report on Form 10-K and our other filings have been posted on our website at http://www.uniqure.com/investors-newsroom/sec-filings.php.   A copy of our 2019 Dutch statutory annual accounts is available on our website at www.uniqure.com or may be obtained free of charge by written request.

Please send a written request to investor relations at the Company’s principal executive offices below:

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

Attention: Investor Relations

Email: investors@uniQure.com

or to the Company’s administrative offices:

uniQure N.V.

113 Hartwell Avenue

Lexington, MA 02421

United States

Attention: Investor Relations

Shareholder Communications

The Company has a process for shareholders who wish to communicate with the Board.  Shareholders who wish to communicate with the Board may write to the Board at the address of the Company’s principal executive office given above. These communications will be received by Investor Relations and will be presented to the Board in the discretion of investor relations. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Any communication determined in good faith to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Board.

Proposals for the 2021 Annual General Meeting of Shareholders

If any shareholder wishes to propose a matter for consideration at our 2020 Annual General Meeting of shareholders, the proposal should be delivered to investor relations at the address above.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement and form of proxy for our 2021 Annual General Meeting of shareholders, a proposal must be received by investor relations on or before February 19, 2021, unless the date of the 2021 Annual General Meeting is changed by more than 30 days from the date of the 2020 Annual General Meeting of shareholders, and must satisfy the proxy rules promulgated by the SEC.

Any other shareholder proposals and nominations to be presented at our 2021 Annual General Meeting of shareholders, must be received by the Company no later than 60 days before the date of the annual general meeting and must otherwise be given pursuant to the requirements of Dutch law.

Proposals and nominations that are not received by the dates specified above will be considered untimely. In addition, proposals must comply with the laws of the Netherlands, our Articles of Association and the rules and regulations of the SEC.

Other Matters

At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the 2020 Annual Meeting other than those described above.  However, if any other matters should properly come before the 2020 Annual Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy Card in accordance with their judgment on such matters.

May 21, 2020	By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta, Chief Executive Officer, Chief Financial Officer and Executive Director

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 2:02 a.m., Eastern Time, on June 17, 2020.

Online Go to www.investorvote.com/QURE or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/QURE

Using a black ink pen, mark your votes with an X as shown in this example. ☒

Please do not write outside the designated areas.

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals – The Management Board recommends a vote FOR Proposals 1 – 11.

	For	Against	Abstain
1. Resolution to adopt the 2019 annual accounts and treatment of the results.	☐	☐	☐

	For	Against	Abstain
2. Resolution to discharge liability of the members of the Board for their management.	☐	☐	☐

	For	Against	Abstain
3. Re-election of Madhavan Balachandran as non-executive director.	☐	☐	☐

	For	Against	Abstain
4. Re-election of Jack Kaye as non-executive director.	☐	☐	☐

	For	Against	Abstain
5. Re-election of Jeremy Springhorn as non-executive director.	☐	☐	☐

	For	Against	Abstain
6. Election of Leonard Post as non-executive director.	☐	☐	☐

	For	Against	Abstain
7. Resolution to reauthorize the Board to issue ordinary shares and options.	☐	☐	☐

	For	Against	Abstain
8. Resolution to reauthorize the Board to exclude or limit preemptive rights upon the issuance of ordinary shares.	☐	☐	☐

	For	Against	Abstain
9. Authorization of the Board to repurchase ordinary shares.	☐	☐	☐

	For	Against	Abstain
10. Resolution to appoint KPMG as external auditor of the Company for the 2020 financial year.	☐	☐	☐

	For	Against	Abstain
11. Advisory approval of compensation of named executive officers.	☐	☐	☐

B  Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

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 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

This proxy is solicited by the Board of Directors for use at the Annual General Meeting on June 17, 2020.

Proxy and Power of Attorney of Shareholders

The undersigned shareholder of uniQure N.V. (the “Company”) hereby constitutes and appoints each of Philip Astley-Sparke, Matthew Kapusta and David Cerveny as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual General Meeting of Shareholders of the Company to be held at Paasheuvelweg  25a, 1105 BP Amsterdam, the Netherlands, at 2:30 p.m. CEST on Wednesday, 17 June 2020 and at any adjournments thereof, including on any matters that may properly come before the Annual General Meeting, the number of votes the undersigned would be entitled to cast if present.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

(Items to be voted appear on reverse side)

C  Non-Voting Items

Change of Address – Please print new address below.